EXHIBIT (k)(6)

Execution Version

AMENDMENT NO. 2
TO AMENDED AND RESTATED CREDIT AGREEMENT

AMENDMENT NO. 2 (this “Amendment”), dated as of December 20, 2022, to the Amended and Restated Credit Agreement, dated as of September 30, 2019, among NEUBERGER BERMAN REAL ESTATE SECURITIES INCOME FUND INC., a Maryland corporation, the Banks party thereto from time to time and STATE STREET BANK AND TRUST COMPANY, as agent for the Banks, as amended or otherwise modified by Consent No. 1, dated as of March 24, 2020 and Amendment No. 1, dated as of November 19, 2021 (the “Current Credit Agreement”).
RECITALS

I.     Each term that is defined in the Current Credit Agreement and not herein defined has the meaning ascribed thereto by the Current Credit Agreement when used herein.

II.     Pursuant to the Current Credit Agreement, there are $30,000,000 in aggregate principal amount of term loans outstanding and owed by the Borrower to the Banks (collectively, the “Term L  oans”; each a “T erm Loan”).

III.     The Borrower has requested an amendment of the Credit Agreement upon the terms and conditions herein contained, and the Agent and the Banks have agreed thereto upon the terms and conditions herein contained.
AGREEMENTS

Accordingly, in consideration of the Recitals and the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.     Defined Terms. For purposes hereof, the following terms have the following meanings when used herein:

“Added Text” means characters indicated textually in the same manner as the following example: double underlined text.

“Marked Credit Agreement” means the copy of the Current Credit Agreement attached hereto as Annex A.

“Stricken Text” means characters indicated textually in the same manner as the following example: ~~stricken text~~.

2.     The Current Credit Agreement (excluding the Exhibits and Schedules thereto) is hereby amended to delete the Stricken Text and to add the Added Text, in each case as set forth in the Marked Credit Agreement (the Current Credit Agreement, as so amended, the “Amended Credit Agreement”).

3.     Schedule 1 of the Current Credit Agreement is hereby amended and restated in the form attached hereto as Schedule 1.

4.     The Current Credit Agreement is hereby amended by deleting Exhibit A-1 thereto.

5.     Exhibit A-2 of the Current Credit Agreement is hereby amended and restated in the form attached hereto as Exhibit A-2.

6.     Exhibit B of the Current Credit Agreement is hereby amended and restated in the form attached hereto as Exhibit B.

7.     Exhibit C of the Current Credit Agreement is hereby amended and restated in the form attached hereto as Exhibit C.

8.     Paragraphs 1 through 7 of this Amendment shall not be effective until the earliest date upon which each of the following conditions shall be satisfied (the “Amendment Effective Date”):

(a)     the Agent shall have received from the Borrower and each Bank either (i) a counterpart of this Amendment executed on behalf of such party, or (ii) written evidence satisfactory to the Agent (which may include facsimile or electronic mail transmission (in printable format) of a signed signature page of this Amendment) that each such party has executed a counterpart of this Amendment;

(b)     the Agent shall have received from the Borrower a manually signed certificate from the Secretary of the Borrower, dated the Amendment Effective Date and in all respects reasonably satisfactory to the Agent, (i) certifying as to (x) the incumbency of authorized persons of the Borrower executing this Amendment and (y) persons authorized to act on behalf of the Borrower in connection with the Amended Credit Agreement, including, without limitation, with respect to any Notice of Borrowing, (ii) attaching true, complete and correct copies of resolutions duly adopted by the Borrower’s Managing Body approving this Amendment and the transactions contemplated hereby, all of which shall be in full force and effect on the Amendment Effective Date, and (iii) certifying that the Borrower’s Charter Documents, Prospectus, statement of additional information, registration statement, Pricing Procedures, investment management agreement between the Borrower and the Investment Adviser, and Custody Agreement have not been amended, supplemented or otherwise modified since November 19, 2021, or, if amended, supplemented or otherwise modified, attaching true, complete and correct copies of each such amendment, supplement or modification (or, in the case of the Borrower’s Prospectus, statement of additional information, and/or registration statement, attaching a true, complete and correct copy of the most recent Prospectus, statement of additional information, or registration statement, as applicable); and

(c)     the Agent shall have received such documents and information as the Agent or any Bank shall have requested in order to comply with “know-your- customer” and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies applicable to the Borrower.
2

9.     The Borrower (a) reaffirms and admits the validity and enforceability of each Loan Document to which it is a party and all of its obligations thereunder and agrees and admits that (i) it has no defense to any such obligation, and (ii) it shall not exercise any setoff or offset to any such obligation, and (b) represents and warrants that, as of the Amendment Effective Date, (i) no Default has occurred and is continuing, and (ii) the representations and warranties of the Borrower contained in the Amended Credit Agreement and the other Loan Documents to which it is a party are true on and as of the Amendment Effective Date with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

10.     In all other respects, the Loan Documents shall remain in full force and effect, and no amendment in respect of any term or condition of any Loan Document shall be deemed to be an amendment in respect of any other term or condition contained in any Loan Document.

11.     This Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart executed and delivered (including by facsimile, or by e-mail transmission of a signed signature page of this Amendment) by the party to be charged. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Agent or any Bank to accept electronic signatures in any form or format without its prior written consent. Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Agent, any Bank and the Borrower, electronic images of this Amendment or any other Loan Documents (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto. For purposes hereof, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

12.     THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

NEUBERGER BERMAN REAL ESTATE SECURITIES INCOME FUND INC.

By:	/s/ Brian Kerrane
Name:	Brian Kerrane
Title:	Chief Operating Officer and Vice President

STATE STREET BANK AND TRUST COMPANY, as a Bank and as the Agent

By:
Name:
Title:

Neuberger Berman Real Estate Securities Income Fund Inc. – Amendment No. 2 to Amended and Restated Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

NEUBERGER BERMAN REAL ESTATE SECURITIES INCOME FUND INC.

By:
Name:
Title:

STATE STREET BANK AND TRUST COMPANY, as a Bank and as the Agent

By:	/s/ Paul Koobatian
Name:	Paul Koobatian
Title:	Vice President

Neuberger Berman Real Estate Securities Income Fund Inc. – Amendment No. 2 to Amended and Restated Credit Agreement

ANNEX A

______________________________________________________________________________________________________________________
AMENDED AND RESTATED CREDIT AGREEMENT

dated as of September 30, 2019

among

NEUBERGER BERMAN REAL ESTATE SECURITIES INCOME FUND INC.,

STATE STREET BANK AND TRUST COMPANY,

and the other lending institutions party hereto

and

STATE STREET BANK AND TRUST COMPANY

in its capacity as Agent
______________________________________________________________________________________________________________________

Prepared by:
Bryan Cave Leighton Paisner LLP 1290 Avenue of the Americas
New York, New York 10104-3300

~~606040379.1~~USA\1043487.000002\606040379.4

TABLE OF CONTENTS

Page

ARTICLE I. DEFINITIONS		1
SECTION 1.01.	Definitions	1
SECTION 1.02.	Accounting Terms and Determination	~~20~~24
SECTION 1.03.	Existing Credit Agreement	~~20~~24
ARTICLE II. THE CREDITS		~~20~~24
SECTION 2.01.	Commitments to Lend	~~20~~24
SECTION 2.02.	Notice of Borrowings	~~20~~25
SECTION 2.03.	Notice to Banks; Funding of Loans	~~23~~26
SECTION 2.04.	Loan Accounts; Notes; Records	~~24~~27
SECTION 2.05.	Mandatory Payments; Optional Prepayments	~~25~~27
SECTION 2.06.	Interest Rates	~~26~~29
SECTION 2.07.	Fees	~~27~~30
SECTION 2.08.	Termination and Reduction of Commitments	~~27~~30
SECTION 2.09.	General Provisions as to Payments	~~29~~31
SECTION 2.10.	Computation of Interest and Fees	~~30~~33
SECTION 2.11.	Withholding Tax Exemption	~~30~~33
SECTION 2.12.	Pricing Changes	~~32~~34
ARTICLE III. CONDITIONS		~~32~~35
SECTION 3.01.	Effectiveness	~~32~~35
SECTION 3.02.	All Borrowings	~~34~~36
ARTICLE IV. REPRESENTATIONS AND WARRANTIES		~~35~~37
SECTION 4.01.	Existence and Power; Investment Company	~~35~~37
SECTION 4.02.	Authorization; Execution and Delivery, Etc	~~35~~38
SECTION 4.03.	Noncontravention	~~35~~38
SECTION 4.04.	Governmental Authorizations; Private Authorization	~~36~~38
SECTION 4.05.	Regulations T, U and X	~~36~~38
SECTION 4.06.	Non-Affiliation with Banks	~~36~~39
SECTION 4.07.	Subsidiaries	~~36~~39
SECTION 4.08.	Financial Information	~~37~~39
SECTION 4.09.	Litigation

SECTION 4.10.	ERISA	~~37~~39
SECTION 4.11.	Taxes	~~37~~40
SECTION 4.12.	Compliance	~~37~~40
SECTION 4.13.	Fiscal Year	~~37~~40
SECTION 4.14.	Full Disclosure	~~38~~41
SECTION 4.15.	Offering Documents	~~38~~41
SECTION 4.16.	Foreign Assets Control Regulations, Etc	~~38~~41
SECTION 4.17.	Title to Assets	~~39~~41
SECTION 4.18.	[Reserved]	~~39~~41
SECTION 4.19.	Sanctions	~~39~~41
ARTICLE V. COVENANTS		~~39~~41
SECTION 5.01.	Information	~~39~~42
SECTION 5.02.	Payment of Obligations	~~40~~43
SECTION 5.03.	Maintenance of Insurance	~~41~~43
SECTION 5.04.	Conduct of Business and Maintenance of Existence	~~41~~43
SECTION 5.05.	Compliance with Laws	~~41~~44
SECTION 5.06.	Inspection of Property, Books and Records	~~42~~44
SECTION 5.07.	Indebtedness	~~42~~44
SECTION 5.08.	Liens	~~43~~45
SECTION 5.09.	Consolidations, Mergers and Sales of Assets	~~43~~45
SECTION 5.10.	Use of Proceeds	~~43~~46
SECTION 5.11.	Compliance with Investment Policies and Restrictions	~~43~~46
SECTION 5.12.	Non-Affiliation with Banks	~~44~~46
SECTION 5.13.	Regulated Investment Company	~~44~~46
SECTION 5.14.	No Subsidiary	~~44~~46
SECTION 5.15.	ERISA	~~44~~46
SECTION 5.16.	Fiscal Year	~~44~~46
SECTION 5.17.	Anti-Corruption Laws	~~44~~46
SECTION 5.18.	Custodian	~~44~~47
SECTION 5.19.	Asset Coverage	~~44~~47
SECTION 5.20.	Maximum Amount	~~44~~47
SECTION 5.21.	Further Assurances	~~45~~47

- ii -

ARTICLE VI. DEFAULTS		~~45~~47
SECTION 6.01.	Events of Default	~~45~~47
SECTION 6.02.	Remedies	~~47~~49
ARTICLE VII. THE AGENT		~~47~~49
SECTION 7.01.	Appointment and Authorization	~~47~~49
SECTION 7.02.	Action by Agent	~~47~~49
SECTION 7.03.	Consultation with Experts	~~47~~50
SECTION 7.04.	Liability of Agent	~~47~~50
SECTION 7.05.	Indemnification	~~48~~50
SECTION 7.06.	Credit Decision	~~48~~51
SECTION 7.07.	Successor Agent	~~48~~51
SECTION 7.08.	Agent as Bank	~~49~~51
SECTION 7.09.	Distribution by Agent	~~49~~51
SECTION 7.10.	Delinquent Banks	~~49~~51
SECTION 7.11.	Withholding Tax	~~50~~52
SECTION 7.12.	Erroneous Payments	52
ARTICLE VIII. CHANGE IN CIRCUMSTANCES		~~50~~54
SECTION 8.01.	Additional Costs; Capital Adequacy	~~50~~54
SECTION 8.02.	~~Basis for Determining Interest Rate Inadequate or Unfair; Inability to Determine Interest Rate52~~Benchmark Replacement Setting	55
SECTION 8.03.	Illegality	~~53~~57
SECTION 8.04.	~~Reserved 53~~Rates; Conforming Changes	58
SECTION 8.05.	Replacement Banks	~~54~~58
SECTION 8.06.	Indemnity	~~54~~58
SECTION 8.07.	Change of Law	~~54~~59
SECTION 8.08.	Inability to Determine Rates	59
ARTICLE IX. MISCELLANEOUS		~~54~~60
SECTION 9.01.	Notices	~~54~~60
SECTION 9.02.	No Waivers	~~56~~61
SECTION 9.03.	Expenses; Documentary Taxes; Indemnification	~~56~~61
SECTION 9.04.	Set Off	~~57~~62
SECTION 9.05.	Amendments and Waivers	~~57~~62
SECTION 9.06.	Successors and Assigns	~~58~~63

- iii -

SECTION 9.07	Governing Law; Submission to Jurisdiction	~~60~~65
SECTION 9.08.	WAIVER OF JURY TRIAL	~~60~~65
SECTION 9.09.	Confidential Material	~~60~~65
SECTION 9.10.	USA Patriot Act	~~61~~66
SECTION 9.11.	Interest Rate Limitation	~~61~~66
SECTION 9.12.	Survival	~~61~~67
SECTION 9.13.	Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions	~~62~~67
SECTION 9.14.	Miscellaneous	~~62~~67
SECTION 9.15.	Certain ERISA Matters	~~62~~68
SECTION 9.16.	Acknowledgement Regarding any Supported QFCs	~~64~~69

Exhibits:
Exhibit A-1 -	[Reserved]
Exhibit A-2 -	Form of Term Note
Exhibit A ~~-2~~-3 -	Form of Revolving Note
Exhibit B -	Form of Notice of Borrowing
Exhibit C -	Form of Notice of Conversion
Exhibit D -	Form of Borrowing Base Report
Exhibit E -	Form of Assignment and Acceptance
Exhibit F -	Form of Applicable Margin Change Notice
Exhibit G -	Form of Commitment Fee Change Notice
Exhibit H -	Form of Revolving Termination Notice

Schedules:
Schedule 1 -	Addresses for Notices, Lending Offices, Commitment Amounts and Commitment Percentages
Schedule 2 -	[Reserved]
Schedule 3 -	Pricing Procedures
Schedule 4 -	Term Loan Prepayment Indemnity Excel Spreadsheet

- iv -

AMENDED AND RESTATED CREDIT AGREEMENT

AMENDED AND RESTATED CREDIT AGREEMENT, dated as of September 30, 2019, by and among NEUBERGER BERMAN REAL ESTATE SECURITIES INCOME FUND INC., a Maryland corporation and a closed-end management investment company (the “Borrower”), the Banks (as hereinafter defined) party hereto from time to time and STATE STREET BANK AND TRUST COMPANY as agent for the Banks (in such capacity, the “Agent”).

WHEREAS, reference is made to that certain Credit Agreement, dated as of September 30, 2014, by and among the Borrower, the banks party thereto and State Street Bank and Trust Company as agent for the banks, as amended, supplemented or otherwise modified prior to the date hereof (the “Existing Credit Agreement”); and

WHEREAS, the Borrower, the Banks, and the Agent wish to amend and restate the Existing Credit Agreement in its entirety;

NOW, THEREFORE, in furtherance of the foregoing, and in consideration of the mutual promises and agreements of the parties which are set forth herein, the parties hereto hereby agree, subject to the satisfaction of the terms and conditions set forth herein, that the Existing Credit Agreement shall be amended and restated in its entirety to read as follows:

ARTICLE I. DEFINITIONS

SECTION 1.01.     Definitions. The following terms, as used herein, have the following meanings:

~~“~~Adjusted Term SOFR~~” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Applicable Margin; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.~~

“Adjusted Net Assets” means, as at any date of determination, an amount equal to (a) the Asset Value of the Total Assets minus (b) the Total Liabilities that are not Senior Securities Representing Indebtedness. For purposes of calculating the Adjusted Net Assets, the amount of any liability included in Total Liabilities shall be equal to the greater of (i) the outstanding amount of such liability and (ii) the fair market value of all assets pledged or otherwise segregated to secure such liability.

“Adverse Claim” means any Lien or other right, claim, encumbrance or any other type of preferential arrangement in, of or on any Person’s assets or properties (including the segregation thereof or the deposit thereof to satisfy margin or other requirements) in favor of any other Person other than, in the case of the Borrower, Liens permitted under Section 5.08(a), (b) or (c).

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person (the “First Person”), any other Person that
(a)
is an “Affiliated Person” (within the meaning of the Investment Company Act) of such First Person, (b) is an “affiliate” (within the meaning of Section 23A of the Federal Reserve Act, as amended) of such First Person, or (c) is a Control Affiliate of such First Person.

“Agent” has the meaning set forth in the preamble to this Agreement.

“Aggregate Revolving Commitment Amount” means, as of any date, the aggregate of all Revolving Commitment Amounts as of such date. On the Effective Date, the Aggregate Revolving Commitment Amount is $40,000,000.

 ~~“~~Aggregate Term Commitment Amount~~” means, as of any date, the aggregate of all Commitment Amounts as of such date. On the Effective Date, the Aggregate Term Commitment Amount is $30,000,000.~~

“Agreement” means this Credit Agreement, as amended, supplemented or otherwise modified.

“Amendment Effective Date” has the meaning set forth in Amendment No. 2.

“Amendment No. 2” means Amendment No. 2, dated as of December 20, 2022, to this Agreement.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower from time to time concerning or relating to bribery or corruption.

“Applicable Law” means, with respect to any Person, any Law of any Authority, including, without limitation, all Federal and state banking or securities laws, to which such Person is subject or by which it or any of its property is bound.

“Applicable Lending Office” means, with respect to any Bank, the office of such Bank maintaining such Bank’s ~~extension~~extensions of credit under this Agreement.

“Applicable Margin” means (a) with respect to each Loan during the period prior to the Amendment Effective Date, the interest rate margin applicable thereto pursuant to the Current Credit Agreement, (b) during the Initial Margin Period, (x) with respect to each ~~determination of the~~ Base Rate Loan, ~~a rate of~~ 0.75% ~~per annum~~, and (y) with respect to ~~the determination of the Adjusted Term SOFR, a rate of~~each Fixed Rate Loan, 0.75% ~~per annum~~, and (~~b~~c) during each Subsequent Margin Period, if any, a rate per annum equal to the “New Applicable Margin” (as defined in the Applicable Margin Change Notice in respect of the Applicable Margin Change Effective Date which is the first day of such Subsequent Margin Period).

“Applicable Margin Change Effective Date” has the meaning set forth in Section 2.12(a).

“Applicable Margin Change Notice” means a notice from the Agent to the Borrowersubstantially in the form of Exhibit F.

“Applicable Revolving Banks” means (a) with respect to each Applicable Margin Change Notice or any Commitment Fee Change Notice that in either case would increase the Applicable Margin or the Commitment Fee Rate, Required Revolving Banks, and (b) with respect to all other Applicable Margin Change Notices and Commitment Fee Change Notices, all Revolving Banks.

“Approved Borrowing Amount” means (a) $5,000,000 or an integral multiple of
$1,000,000 in excess thereof, or (b) such lesser amount as shall be equal to the excess of the Aggregate Revolving Commitment Amount over the aggregate outstanding principal balance of all Revolving Loans.

“Asset Value” means, as of any day of determination in respect of any asset of the Borrower, the Value of such asset computed in the manner such Value is required to be computed by the Borrower in accordance with the Pricing Procedures and Applicable Law, including, without limitation, the Investment Company Act; provided that:

(a)     the Asset Value of any asset shall be net of the Borrower’s liabilities relating thereto, including without limitation all of the Borrower’s obligations to pay any unpaid portion of the purchase price thereof, and

(b)     when calculating the “Asset Value” of any asset, the Borrower shall calculate such value in good faith in accordance with the Pricing Procedures; provided, further, that (i) with respect any asset that is not valued daily, the Asset Value of such asset shall be deemed zero for purposes of this definition, (ii) with respect to any asset the value of which is not based primarily upon the closing price thereof on an exchange, or the market price therefor determined by one or more pricing services or broker-dealers (other than a pricing service or broker-dealer that is an Affiliate of the Borrower or the Borrower’s investment adviser, or that is otherwise not independent), the Asset Value of such asset shall be deemed zero for purposes of this definition, and (iii) with respect to any asset that is valued higher than either of the following (the “Base Price”): (x) the closing price thereof on an exchange, or (y) the market price therefor determined by one or more pricing services or broker-dealers (other than a pricing service or broker-dealer that is an Affiliate of the Borrower or the Borrower’s investment adviser, or that is otherwise not independent), the Asset Value of such asset shall be deemed to be the Base Price for purposes of this definition.

“Assignee” has the meaning set forth in Section 9.06(c) hereof.

“Assignment and Acceptance” has the meaning set forth in Section 9.06(c) hereof. “Authority” means any governmental or quasi-governmental authority (including theFinancial Industry Regulatory Authority, stock exchanges, the SEC and any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic), whether executive, legislative, judicial, administrative or other, or any combination thereof, including, without limitation, any Federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, arbitrator, board, body, branch, bureau, commission, corporation, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other entity of any of the foregoing, whether domestic or foreign.

“Authorized Signatory” means any duly authorized officer or other authorized Person of the Borrower, provided that the Agent shall have received a manually signed certificate of an officer of the Borrower bearing a manual specimen signature of such officer or other Person and such officer or other Person shall be reasonably satisfactory to the Agent.

“Available Tenor” means, as of any date of determination and with respect to ~~any~~
~~then-current~~the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or ~~payment period for interest calculated with reference to such Benchmark, as applicable,~~component thereof) that is or may be used for determining the length of an ~~Interest Period~~interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 8.02(fd).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank” means each of State Street, each lender named on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c) hereof, and their respective successors.

“Base Rate” means, ~~at~~as of any ~~time~~day, the sum of (i) the highest of (a) ~~the Prime Rate~~Term SOFR in effect on such day, (b) the Federal Funds Effective Rate ~~and (c) Adjusted Term SOFR for a one-month tenor~~ in effect on such day, (c) the Overnight Bank Funding Rate in effect on such day, and (d) the Floor, plus (ii) the Applicable Margin~~; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Effective Rate or Adjusted Term SOFR, as applicable (provided that clause (c) shall not be applicable during any period in which Adjusted Term SOFR is unavailable or unascertainable). Notwithstanding the foregoing, in no event shall the Base Rate be less than 0%.~~.

“Base Rate Loans” means Revolving Loans bearing interest calculated by reference to the Base Rate.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section ~~8.01~~8.02.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date:

(a)	Daily Simple SOFR; or

~~“~~Benchmark Replacement~~” means, with respect to any Benchmark Transition Event,~~(b) the sum of: (~~a~~i) the alternate benchmark rate that has been selected by the Agent and the Borrower giving due consideration to (iA) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (~~ii~~B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (~~b~~ii) the related Benchmark Replacement Adjustment~~;~~ provided ~~that, if such~~ .

If the Benchmark Replacement as ~~so~~ determined pursuant to clause (a) or (b) above would be less than the Floor, ~~such~~the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement ~~for any applicable Available Tenor~~, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)
in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)	in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)
a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

~~“~~Benchmark Transition Start Date~~” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).~~

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section ~~8.01~~8.02 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section ~~8.01~~8.02.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Board of Governors” means the Board of Governors of the Federal Reserve System. “Borrower” has the meaning set forth in the preamble to this Agreement.
“Borrowing Base” means, at the relevant time of reference thereto, an amount equal to the sum of the following items to the extent that they are classified as “assets” on the balance sheet of the Borrower in accordance with Generally Accepted Accounting Principles:

(i)	90% of the aggregate Asset Value of all Tier 1 Debt Securities;

(ii)	80% of the aggregate Asset Value of all Tier 2 Debt Securities;

(iii)	70% of the aggregate Asset Value of all Tier 3 Debt Securities;

(iv)	60% of the aggregate Asset Value of all Tier 4 Debt Securities;

(v)	30% of the aggregate Asset Value of all Tier 5 Debt Securities; and

(vi)	50% of the aggregate Asset Value of all Eligible Equity Securities;

provided that

(1)   if, but for this clause (1), in excess of 20% of the Borrowing Base value of all Tier 1 Debt Securities and Tier 2 Debt Securities in the Borrowing Base would be attributable to a single issuer, the amount of such excess shall not be included in the calculation of the Borrowing Base;

(2)   if, but for this clause (2), in excess of 10% of the Borrowing Base value of all Tier 3 Debt Securities and Tier 4 Debt Securities in the Borrowing Base would be attributable to a single issuer, the amount of such excess shall not be included in the calculation of the Borrowing Base;

(3)   if, but for this clause (3), in excess of 5% of the Borrowing Base value of all Tier 5 Debt Securities in the Borrowing Base would be attributable to a single issuer, the amount of such excess shall not be included in the calculation of the Borrowing Base;

(4)   if, but for this clause (4), in excess of 25% of the Borrowing Base would be attributable to Preferred Securities, the amount of such excess shall not be included in the calculation of the Borrowing Base; and

(5)   if, but for this clause (5), in excess of 38% of the Borrowing Base would be attributable to securities of one or more issuers operating primarily in any one Real Estate Industry Sector, the amount of such excess shall not be included in the calculation of the Borrowing Base.

“Borrowing Base Report” means a Borrowing Base Report for the Borrower signed by an Authorized Signatory of the Borrower and in substantially the form of Exhibit D attached hereto.

“Borrowing Date” means the ~~U.S. Government Securities~~Domestic Business Day on which Loans are advanced hereunder as specified in a Notice of Borrowing delivered pursuant to Section 2.02(a) hereof.

“Calculation Date” has the meaning set forth in Section 5.01(c) hereof.

“Charter Documents” means, collectively, the Borrower’s charter, the Borrower’s Amended and Restated Bylaws and all other organizational or governing documents of the Borrower, in each case as amended, supplemented or otherwise modified from time to time.

 ~~“~~Commitment~~” means a Revolving Commitment, or a Term Commitment.~~

“Commitment Fee Change Effective Date” has the meaning set forth in Section 2.12(b). “Commitment Fee Change Notice” means a notice from the Agent to the Borrower substantially in the form of Exhibit G.

“Commitment Fee Rate” means (a) during the period prior to the Amendment Effective Date, the rate at which the commitment fee accrued pursuant to Section 2.07(a) of the Current Credit Agreement, (b) during the Initial Fee Period, a rate per annum equal to (i) at any time that the aggregate outstanding principal balance of the Revolving Loans is less than 75% of the Aggregate Revolving Commitment Amount, 0.20%, and (ii) at all other times, 0.05%, and (~~b~~c) during each Subsequent Fee Period, if any, at a rate per annum equal to the “New Commitment Fee Rate” (as defined in the Commitment Fee Change Notice in respect of the Commitment Fee Change Effective Date which is the first day of such Subsequent Fee Period).

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “~~Base Rate,” the definition of “~~Domestic Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section ~~8.01~~8.02 and other technical, administrative or operational matters) that the Agent, in its reasonable discretion, decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Confidential Material” has the meaning set forth in Section 9.09(a) hereof.  “Continued Revolving Loan” has the meaning set forth in Section 2.01(d) hereof. “Control Affiliate” of a Person means (a) any other Person directly or indirectly owning,controlling, or holding with power to vote, greater than 50% of the outstanding voting securities of such Person, (b) any other Person greater than 50% of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such Person, or (c) any Person directly or indirectly controlling, controlled by, or under common control with, such other Person. For purposes of this defined term, “control” means the power to exercise a controlling influence over the management or policies of a company, and “controlling” and “controlled” shall have correlative meanings.

“Converted Revolving Loan” has the meaning set forth in Section 2.01(c) hereof.

“Corresponding Loan Amount” has the meaning assigned to such term in Section 7.12.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Person” has the meaning set forth in Section 9.03(b) hereof.

“Covered Taxes” means any taxes, levies, imposts, duties, charges, fees, deductions or withholdings of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein other than (a) net income taxes (however denominated), franchise taxes (imposed in lieu of net income taxes), branch profits taxes and any other similar taxes imposed upon the Agent or any Bank (or its Applicable Lending Office) by the jurisdiction under the laws of which the Agent or such Bank (or its Applicable Lending Office) is organized or in which its principal office is located or through which it holds the Loans or any political subdivision, taxing authority or other authority thereof or therein, (b) any taxes imposed as a result of a present or former connection between the Agent or any Bank (or its Applicable Lending Office) and the jurisdiction imposing such tax other than a connection arising solely as a result of the Agent or such Bank (or its Applicable Lending Office), as applicable, having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement, and (c) any U.S. Federal withholding taxes imposed under FATCA.

“Current Credit Agreement” has the meaning set forth in Amendment No. 2.

“Current LIBOR Loan” means each LIBOR Loan outstanding immediately prior to the Amendment Effective Date.

“Custodian” means State Street Bank and Trust Company.

“Custody Agreement” means that certain Custody Agreement, dated as of October 28, 2003, between the Borrower and the Custodian, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided~~,~~ that if the Agent decides that any such convention is not administratively feasible for the Agent, then the Agent may establish another convention in its reasonable discretion.

“Debt” of any Person means at any date, without duplication, (a) all obligations of such Person for borrowed money or extensions of credit, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business and payable in accordance with customary practices, (d) all obligations of such Person as lessee which are or should be capitalized in accordance with Generally Accepted Accounting Principles, (e) all obligations of others secured by a Lien on any asset of such Person, whether or not any such obligation is assumed or Guaranteed by such Person, (f) all obligations of such Person under Guarantees, (g) all obligations to reimburse the issuer in respect of letters of credit or under performance or surety bonds, and other similar obligations, (h) all obligations of such Person in respect of judgments, (i) all obligations of such Person in respect of banker’s acceptances and under reverse repurchase agreements, (j) all obligations of such Person in respect of Financial Contracts, and (k) all obligations that are Senior Securities Representing Indebtedness of such Person.

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Delinquent Bank” has the meaning set forth in Section 7.10(a) hereof.

“Dollars” or “$” means dollars in lawful currency of the United States of America.

“Domestic Business Day” means any day (other than a Saturday or Sunday) on which (a) commercial banks are open for the purpose of transacting business in Boston, Massachusetts and New York, New York and (b) the New York Stock Exchange is open.

~~“~~Domestic Lending Office~~” means, initially, the office of each Bank designated as such on~~ Schedule 1 ~~attached hereto; thereafter such other office of such Bank, if any, located in the United States that shall be making or maintaining Base Rate Loans or Term Loans.~~

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution in connection with the Bail-In Legislation for the applicable EEA Member Country.

“Effective Date” means the date this Agreement becomes effective in accordance with Section 3.01 hereof.

“Electronic Platform” means an electronic system for the delivery of information (including, without limitation, documents), such as IntraLinks On-Demand Workspaces™, that may or may not be provided or administered by the Agent or an Affiliate thereof.

“Eligible Debt Securities” means Eligible Securities that are debt securities, including, without limitation, corporate bond obligations; provided that Eligible Debt Securities shall not include any asset that is a direct or indirect participation or subparticipation interest in or assignment or novation of a loan or other extension of credit that is not a corporate bond obligation.

“Eligible Equity Securities” means Eligible Securities that (a) are equity securities, (b) are traded on a major securities exchange, and (c) are priced in Dollars, Canadian Dollars or Pounds Sterling and have a minimum price per share of $8.00 (or the equivalent in Canadian Dollars or Pounds Sterling).

“Eligible Securities” means securities (a) issued by issuers domiciled in the United States, Canada or the United Kingdom, (b) that are publicly traded, (c) that are unrestricted as to sale, (d) that are free and clear of any Adverse Claim, (e) in which the Agent has, for the benefit of the Agent and the Banks, a first priority perfected security interest pursuant to the Security Documents, (f) that are not the subject of a reverse repurchase agreement, dollar roll, securities lending transaction or otherwise segregated to satisfy any obligations with respect thereto, and

(g) that are permitted to be purchased or held by the Borrower in accordance with the Prospectus and/or the Investment Policies and Restrictions.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

“ERISA Group” means, with respect to the Borrower, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.
“Erroneous Payment” has the meaning assigned to such term in Section 7.12. “Erroneous Payment Return Deficiency” has the meaning assigned to such term in
Section 7.12.

“Erroneous Payment Subrogation Rights” has the meaning assigned to such term in Section 7.12.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Events of Default” has the meaning set forth in Section 6.01 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Executive Order” has the meaning set forth in Section 4.16.

“Existing Credit Agreement” has the meaning set forth in the ~~Recitals hereof~~first WHEREAS clause above.

“Existing Loans” means the Existing Revolving Loans and the Existing Term Loan. “Existing Revolving Loans” means the Revolving Loans under, and as such term is defined in, the Existing Credit Agreement.

“Existing Term Loan” means the Term Loan under, and as such term is defined in, the Existing Credit Agreement.

“Failure” has the meaning set forth in Section 7.10(b).

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.

“Fed Funds Business Day” shall mean any day upon which overnight federal funds transactions are conducted.

“Federal Funds Effective Rate” ~~means~~shall mean, for any day, the rate per annum ~~equal to the weighted average of the rates on~~calculated by the FRBNY, based on the prior day’s overnight federal funds transactions ~~with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the~~(as determined in such manner as the FRBNY shall set forth on its public website from time to time), as the federal funds effective rate (which rate is, in general, published by the FRBNY on such day for the prior FRBNY Business Day ~~next succeeding such day~~), provided that if such ~~rate is not so published for any day which is a Business Day, the Federal Funds Effective Rate for such day shall be the average of the quotation for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent. Notwithstanding the foregoing, if~~day is not a Fed Funds Business Day, then the Federal Funds Effective Rate shall be ~~less than zero, such rate shall be deemed to be zero for purposes of this Agreement~~such rate as in effect on the Fed Funds Business Day immediately preceding such day.

“Financial Contract Liability” means, at any time, the net amount of the liability, if any, that a Person has under each Financial Contract to which such Person is a party, in each case determined on a mark-to-market basis in accordance with Generally Accepted Accounting Principles.

“Financial Contracts” means option contracts, options on futures contracts, futures contracts, forward contracts, options on foreign currencies, foreign currency contracts, repurchase agreements, reverse repurchase agreements, mortgage rolls, credit-linked notes, indexed securities, collateralized debt obligations, firm and standby commitment agreements, securities lending agreements, when-issued contracts and securities, swap, swaption, floor, cap, or collar agreements, and other similar arrangements and other obligations that in each case would be, but for the segregation of assets thereof, Senior Securities. For the avoidance of doubt, Financial Contracts do not include a direct investment in ETF or ETN securities.

“Fitch” means Fitch Ratings, Inc. or any successor acceptable to all of the Banks and performing substantially the same function.

“Fixed Rate Loan” means a Current LIBOR Loan or a SOFR Loan.

“Floor” means a rate of interest equal to 0.00%.

“Foreign Assets Control Regulations” has the meaning set forth in Section 4.16.

“Foreign Bank” means any Bank that is not a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code.

“FRBNY” shall mean the Federal Reserve Bank of New York, or any successor thereto that publishes the Federal Funds Effective Rate.

“FRBNY Business Day” shall mean each business day that is not included in the FRBNY’s holiday schedule.

“Generally Accepted Accounting Principles” has the meaning set forth in Section 1.02 hereof.

“Governmental Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Authorities.

“Governmental Filings” means all filings, including franchise and similar tax filings, and the payment of all fees, assessments, interests and penalties associated with such filing, with all Authorities.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Indebtedness” of any Person means at any date, without duplication, (a) all Debt of such Person, and (b) all Senior Securities issued by such Person.

“Initial Fee Period” means the period from the Amendment Effective Date to but excluding the first Commitment Fee Change Effective Date, if any.

“Initial Margin Period” means the period from the Amendment Effective Date to but excluding the first Applicable Margin Change Effective Date, if any.

“Interest Period” means, (a) with respect to each Current LIBOR Loan, the Interest Period applicable thereto under and in accordance with the Current Credit Agreement, and (b) with respect to each SOFR borrowing, initially the period commencing on the date of such borrowing and ending one~~, three or six months,~~ month thereafter~~, as the Borrower may elect in the applicable Notice of Borrower~~, and thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such borrowing and ending ~~on the last day of~~ one ~~of the periods set forth above~~month thereafter, as the Borrower may elect in the applicable Notice of Conversion, provided that with respect to each Interest Period pursuant to this clause (b):

(i)     any such Interest Period which would otherwise end on a day which is not a ~~U.S. Government Securities~~Domestic Business Day shall be extended to the next succeeding ~~U.S. Government Securities~~Domestic Business Day unless such ~~U.S. Government Securities~~Domestic Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding ~~U.S. Government Securities~~Domestic Business Day;

(ii)    any such Interest Period which begins on the last ~~U.S. Government Securities~~Domestic Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last ~~U.S. Government Securities~~Domestic Business Day of a calendar month; and

(iii)     any such Interest Period which would otherwise end after the Termination Date shall instead end on the Termination Date.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

“Investment Adviser” means Neuberger Berman Investment Advisers LLC, a Delaware limited liability company.

“Investment Adviser Agreement” means the Management Agreement, dated as of May 13, 2009, between the Borrower and Neuberger Berman Management LLC and the Novation of Management Agreement, dated as of January 1, 2016, among the Borrower, Neuberger Berman Management LLC and the Investment Adviser.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to include a reference to any successor statutory or regulatory provision.

“Investment Policies and Restrictions” means, with respect to the Borrower, the material provisions of the Prospectus (as delivered to the Banks on the Effective Date), and other documents dealing with the Borrower’s investment objectives, investment policies and strategies, and investment restrictions, as such objectives, policies, strategies and restrictions may be further amended, supplemented or otherwise modified in accordance with Applicable Law, including without limitation, the Securities Act and the Investment Company Act.

“Law” means any action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, or writ, of any Authority, or any particular section, part or provision thereof.

“Liabilities” has the meaning set forth in Section 7.05.

“LIBOR Loans” means Revolving Loans bearing interest calculated by reference to the LIBOR Offered Rate (within the meaning of the Current Credit Agreement).

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest (statutory or other) or encumbrance of any kind in respect of such asset, or any preference, priority or other security or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement or any financing lease having substantially the same economic effect as any of the foregoing) with respect to such asset, including any agreement (other than this Agreement) preventing a Person from encumbering such asset.

“Loans” means the Term Loans and the Revolving Loans.

“Loan Documents” means, collectively, this Agreement, the Notes, the Security Documents, the fee agreement (if any) described in Section 2.07(b) hereof and any and all other documents and instruments required to be delivered pursuant to this Agreement, in each case as amended, restated, supplemented or otherwise modified from time to time.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means (a) a material adverse effect on the ability of the Borrower to fully perform its obligations under this Agreement or any of the other Loan Documents, (b) a material adverse effect on the Agent’s right, title and interest, on behalf of itself and the Banks, in the collateral pledged to it pursuant to the Security Documents, or on the rights and remedies of the Agent or any Bank under this Agreement or under any of the other Loan Documents, (c) a material adverse effect on the validity or enforceability of this Agreement or any of the other Loan Documents, (d) a material adverse effect on the business, financial position, condition, operations, assets or properties of the Borrower or the Investment Adviser, or(e) a Default.

“Maximum Amount” means, as at any date of determination, an amount equal to the least of:

(a)	the maximum amount of Debt that the Borrower would be permitted to incur pursuant to Applicable Law, including the Investment Company Act,

(b)	the maximum amount of Debt that the Borrower would be permitted to incur pursuant to the limitations on borrowings in its Prospectus and the Investment Policies and Restrictions,

(c)
in the event that the Borrower shall have entered into any agreement(s) with any Authority limiting the amount of Debt that the Borrower may create, incur, assume or suffer to exist, the maximum amount of Debt that the Borrower would be permitted to create, incur, assume or suffer to exist pursuant to such agreements, and

(d)	the maximum amount of Debt that the Borrower would be permitted to incur without violating Section 5.19 hereof,

in each case, as in effect at such date of determination.

“Moody’s” means Moody’s Investors Services, Inc., or any successor acceptable to all of the Banks and performing substantially the same function.

“Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

“NB Group” means Neuberger Berman Group LLC.

“NB Group Control Person” means any Person (a) greater than 50% of whose outstanding voting securities are directly or indirectly owned or held with power to vote, by members of the NB Group, and (b) controlled by such members. For purposes of this defined term, “control” means the power to exercise a controlling influence over the management or policies of a Person, and “controlled” shall have a correlative meaning.

“New Revolving Loan” and “New Revolving Loans” each has the meaning set forth in Section 2.01(e) hereof.

~~“~~Next Available Term SOFR~~” means, at any time, for any Interest Period, Term SOFR for the longest tenor that can be determined by the Agent that is shorter than the applicable Corresponding Tenor.~~

“Note” means a Term Note or Revolving Note, as applicable.

“Notice of Borrowing” has the meaning set forth in Section 2.02(a) hereof. “Notice of Conversion” has the meaning set forth in Section 2.02(b) hereof.
“Obligations” means all indebtedness, obligations and liabilities of the Borrower to the Banks and the Agent, existing on the date of this Agreement or arising thereafter, direct or indirect, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans to the Borrower or any of the Notes or other instruments at any time evidencing any thereof.

“Overnight Bank Funding Rate” means, for any day, the rate per annum calculated by the FRBNY, based on the prior day's overnight federal funds transactions, eurodollar transactions, and certain reported domestic deposits (as determined in such manner as the FRBNY shall set forth on its public website from time to time), as the overnight bank funding rate (which rate is, in general, published by the FRBNY on such date for the prior FRBNY Business Day), provided that if such day is not a Fed Funds Business Day, then the Overnight Bank Funding Rate shall be such rate as in effect on the Fed Funds Business Day immediately preceding such day.

“Participant” has the meaning set forth in Section 9.06(b) hereof. “Patriot Act” has the meaning set forth in Section 9.10 hereof.

“Payment Recipient” has the meaning assigned to such term in Section 7.12.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust (or series thereof) or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Plan Assets” has the meaning set forth in Section 3(42) of ERISA.

“Preferred Security” means, with respect to an issuer, any equity security issued by such issuer that is preferred as to dividends or distributions, or upon dissolution or other liquidation of such issuer, to any other equity security issued by such issuer.

~~“~~Previously Elected Loan~~” means (X) New Revolving Loan subject to a Notice of Borrowing (as defined in the Existing Credit Agreement) referred to in~~ Section 2.02(a)~~, or (Y) an Existing Loan subject to a Notice of Conversion (as defined in the Existing Credit Agreement) referred to in~~ Section 2.02(b).

“Pricing Procedures” means the pricing procedures set forth on Schedule 3 hereto, as such pricing procedures may be amended, restated, supplemented or otherwise modified in accordance with Section 5.04 hereof.

~~“~~Prime Rate~~” means, at any time, the rate of interest per annum publicly announced from time to time by the Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.~~

“Private Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Persons (other than any Authority) including, without limitation, those of shareholders and creditors and those with respect to trademarks, service marks, trade names, copyrights, computer software programs, technical and other know-how.

“Prospectus” means, with respect to the Borrower, the prospectus dated January 27, 2004, and filed with the SEC as part of the Borrower’s registration statement on Form N-2, as amended (or any successor SEC form), and shall include, without limitation, the related statement of additional information included in such registration statement, and all amendments, restatements, supplements and other modifications thereto as of the Effective Date and as the same may be further amended, restated, supplemented or otherwise modified in accordance with Applicable Law, including without limitation, the Securities Act and the Investment Company Act and in accordance with the terms of this Agreement.

~~“~~Rate Unavailability Notice~~” has the meaning set forth in Section 8.02(a) hereof.~~

“Real Estate Industry Sector” means each “Property Sector” and “Property Subsector” listed on the most recently released “Monthly Index Constituents” report published by the National Association of Real Estate Investment Trusts (“NAREIT”) on its official website, provided that if such website is unavailable for the applicable month or NAREIT temporarily or permanently ceases publication of such reports, then “Real Estate Industry Sector” will be determined from one or more alternate sources selected by the Agent in consultation with the Borrower.

~~“~~Reclassification~~” means the conversion and continuation of Loans (as defined in the Existing Credit Agreement) contemplated by~~ Section 2.01 ~~hereof; the terms “~~Reclassified~~” and “~~Reclassify~~” shall have correlative meanings.~~

“Register” has the meaning set forth in Section 9.06(g) hereof.

“Regulation T” means Regulation T of the Board of Governors ~~of the Federal Reserve System~~, as in effect from time to time, and all official rulings and interpretations thereunder and thereof.

“Regulation U” means Regulation U of the Board of Governors ~~of the Federal Reserve System~~, as in effect from time to time, and all official rulings and interpretations thereunder and thereof.

“Regulation X” means Regulation X of the Board of Governors ~~of the Federal Reserve System~~, as in effect from time to time, and all official rulings and interpretations thereunder and thereof.

“Relevant Governmental Body” means with respect to all Loans, the ~~Federal Reserve~~ Board of Governors or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the ~~Federal Reserve~~ Board of Governors or the Federal Reserve Bank of New York, or any successor thereto.

“Replacement Bank” has the meaning set forth in Section 8.05 hereof. “Representatives” has the meaning set forth in Section 9.09(a) hereof.

“Required Banks” means, at any time, two or more Banks holding at least a majority of the sum of the unused Revolving Commitments and the aggregate unpaid principal amount of the Loans at such time; provided that at any time that there are two or fewer Banks, “Required Banks” means all of the Banks, provided, further, that for purposes of determining Required

Banks, each Delinquent Bank (including, without limitation, its Revolving Commitments and Loans) shall be disregarded for so long as such Bank remains a Delinquent Bank.

“Required Revolving Banks” means, at any time, two or more Revolving Banks holding at least a majority of the sum of the unused Revolving Commitments and the aggregate unpaid principal amount of the Revolving Loans at such time; provided that at any time that there are two or fewer Revolving Banks, “Required Revolving Banks” means all of the Revolving Banks, provided, further, that for purposes of determining Required Revolving Banks, each Delinquent Bank (including, without limitation, its Revolving Commitment and Revolving Loans) shall be disregarded for so long as such Bank remains a Delinquent Bank.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Revolving Bank” means, at any time, any Bank holding one or more Revolving Loans or having a Revolving Commitment.

“Revolving Commitment” means the agreement of each Bank, subject to the terms and conditions of this Agreement, to (a) convert and continue the Existing Term Loan as a Converted Revolving Loan, (b) continue Existing Revolving Loans as a Continued Revolving Loan, and (c) make new Revolving Loans.

“Revolving Commitment Amount” means, with respect to each Bank, the amount set forth opposite the name of such Bank on Schedule 1 attached hereto under the heading “Revolving Commitment Amount”, as such amount may be reduced from time to time pursuant to Section 2.08 or 9.06(c) hereof or increased from time to time pursuant to Section 9.06(c) hereof.

“Revolving Commitment Percentage” means, with respect to each Bank, the percentage set forth opposite the name of such Bank on Schedule 1 attached hereto under the heading “Revolving Commitment Percentage” (as the same may be amended pursuant to Section 9.06(h) as such Bank’s percentage of the Aggregate Revolving Commitment Amount of all of the Banks.

“Revolving Credit Period” means the period from and including the Effective Date to but excluding the Revolving Termination Date.

“Revolving Loans” has the meaning set forth in Section 2.01(e). “Revolving Note” has the meaning set forth in Section 2.04(b).
“Revolving Termination Date” means the earlier to occur of (a) the Revolving Termination Notice Effective Date, and (b) such earlier date on which the Revolving Commitments terminate or are terminated pursuant to the terms hereof.

“Revolving Termination Notice” means, subject to Section 2.08(d)(iii) hereof, a notice from the Agent to the Borrower substantially in the form of Exhibit H hereto.

“Revolving Termination Notice Effective Date” means the 180th day after the date of delivery of the first Revolving Termination Notice given pursuant to Section 2.08(c) hereof, provided that in no event shall the Revolving Termination Notice Effective Date occur before March 23, 2021.

“Sanctions” has the meaning set forth in Section 4.19.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw Hill Companies, Inc., or any successor acceptable to all the Banks and performing substantially the same function.

“SEC” means the Securities and Exchange Commission or any other governmental authority of the United States of America at the time administering the Securities Act, the Investment Company Act or the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Security Agreement” means that certain Security Agreement, dated as of September 30, 2014, among the Borrower, the Custodian and the Agent, on behalf of itself and the Banks, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Security Documents” means, collectively, the Security Agreement and all other instruments and documents, including, without limitation, Uniform Commercial Code financing statements, required to be executed or delivered pursuant to the Security Agreement or under Applicable Law.

“Senior Securities Representing Indebtedness” has the meaning set forth in the first sentence of Section 18(g) of the Investment Company Act.

“Senior Security” has the meaning set forth in the first sentence of Section 18(g) of the Investment Company Act.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

~~“~~SOFR Borrowing” ~~means, as to any Borrowing, the SOFR Loans comprising such Borrowing.~~

“SOFR Loan” means a Loan that bears interest at a rate based on ~~Adjusted~~ Term SOFR, other than pursuant to clause (i)(a) of the definition of “Base Rate”.

“Specified Materials” means, collectively, all materials or information provided by or on behalf of the Borrower, as well as documents and other written materials relating to the Borrower or any of its Subsidiaries or Affiliates or any other materials or matters relating to the Loan Documents (including, without limitation, any amendment, restatement, supplement or other modification thereto).

“State Street” means State Street Bank and Trust Company in its capacity as a Bank hereunder.

“Subsequent Fee Period” means, with respect to any Commitment Fee Change Notice, the period commencing on the Commitment Fee Change Effective Date, if any, with respect to such Commitment Fee Change Notice to but excluding the earlier to occur of (a) the Revolving Termination Date (as in effect at the commencement of such period), or (b) the Commitment Fee Change Effective Date, if any, immediately succeeding such Commitment Fee Change Effective Date.

“Subsequent Margin Period” means, with respect to any Applicable Margin Change Notice, the period commencing on the Applicable Margin Change Effective Date, if any, with respect to such Applicable Margin Change Notice to but excluding the earlier to occur of (a) the Revolving Termination Date (as in effect at the commencement of such period), or (b) the Applicable Margin Change Effective Date, if any, immediately succeeding such Applicable Margin Change Effective Date.

“Subsidiary” means, with respect to a Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

~~“~~Term Commitment~~” means the agreement of each Bank, subject to the terms and conditions of this Agreement, to convert the Existing Term Loan to a Term Loan.~~

~~“~~Term Commitment Amount~~” means, with respect to each Bank, the amount set forth opposite the name of such Bank on~~ Schedule 1 ~~attached hereto under the heading “Term Commitment Amount”.~~

~~“~~Term Commitment Percentage~~” means, with respect to each Bank, the percentage set forth opposite the name of such Bank on~~ Schedule 1 ~~attached hereto under the heading “Term Commitment Percentage” as such Bank’s percentage of the Aggregate Term Commitment Amount of all of the Banks.~~

“Term Loan” and “Term Loans” ~~has~~have the meaning set forth in Section 2.01(a) ~~hereof~~the second WHEREAS clause above.

“Term Loan Prepayment Indemnity” means, with respect to (i) any prepayment of a Term Loan, (ii) the occurrence of any event (an “Acceleration Event”) that resulted in Term Loan(s) being declared or otherwise becoming due and payable prior to the applicable Termination Date (including as a result of the occurrence of an Event of Default under Section 6.01(g) or (h)) or

(iii)	the replacement of a Bank pursuant to Section 8.05, the excess, if any, of the Anticipated Return minus the Replacement Return. For purposes of this defined term:

“Anticipated Return” means the Present Value (as of the date of such prepayment, Acceleration Event or replacement) of the stream of interest payments that the Banks (or, in the case of a replacement, the Bank being replaced) would have received on the amount of such prepayment, on the amount of the affected Term Loan(s) on the date of such Acceleration Event (assuming solely for purposes of calculating the Term Prepayment Indemnity that the amount of such Term Loan(s) was paid on the date of such Acceleration Event) or on the amount of the replaced Bank’s Term Loan (the “Prepayment Amount”) during the period from the date of such prepayment, Acceleration Event or replacement to, with respect to the Term Loan, September 30, 2024 (such period, the “Term Loan Remaining Period”) at a rate per annum equal to 2.96%.

“Replacement Return” means the Present Value (as of the date of such prepayment, Acceleration Event or replacement) of the stream of interest payments on the Prepayment Amount during the Term Loan Remaining Period at a rate per annum equal to the rate on the date of such prepayment, Acceleration Event or replacement on one or more US treasury securities (selected by the Agent) in an aggregate amount equal to the Prepayment Amount and having a maturity approximating Term Loan Remaining Period.

“Present Value” shall be calculated in accordance with the formula contained in the Excel spreadsheet attached hereto as Schedule 4.

“Term Note” has the meaning set forth in Section 2.04(b).

“Termination Date” means, (a) with respect to the Term Loans, September 30, 2024, or such earlier date that the Term Loans shall have become due and payable, whether as a result of notice of prepayment, acceleration or otherwise, or (c) with respect to the Revolving Loans, the Revolving Termination Date, provided that if the Termination Date referred to in clauses (a), (b) or (c) shall fall on a date that is not a Business Day, such Termination Date shall be the immediately preceding Business Day.

“Term SOFR” means,

(a)    for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable ~~of~~to one month on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, ~~and~~provided, further, that if Term SOFR determined as provided above in this clause (a) (including pursuant to the proviso above) shall ever be less than the Floor, then Term SOFR for purposes of this clause (a) shall be deemed to be the Floor, and

(b)    for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate SOFR Determination Day.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR. “Threshold Amount” means, as of any date, an amount equal to 0.50% of the Borrower’s net assets applicable to all common and preferred stockholders thereof.

“Tier 1 Debt Securities” means Eligible Debt Securities which are rated A1 or better by S&P and P-1 or better by Moody’s.

“Tier 2 Debt Securities” means Eligible Debt Securities which (1) are rated BBB- or better by S&P and Baa3 or better by Moody’s, and (2) are not Tier 1 Debt Securities.

“Tier 3 Debt Securities” means Eligible Debt Securities which (1) are rated BB- or better by S&P and Ba3 or better by Moody’s, and (2) are not Tier 1 Debt Securities or Tier 2 Debt Securities.

“Tier 4 Debt Securities” means Eligible Debt Securities which (1) are rated B- or better by S&P and B3 or better by Moody’s, and (2) are not Tier 1 Debt Securities, Tier 2 Debt Securities or Tier 3 Debt Securities.

“Tier 5 Debt Securities” means Eligible Debt Securities which (1) are rated CCC- or better by S&P and Caa3 or better by Moody’s, and (2) are not Tier 1 Debt Securities, Tier 2 Debt Securities, Tier 3 Debt Securities or Tier 4 Debt Securities.

“Total Assets” means, at any date, all assets of the Borrower which in accordance with Generally Accepted Accounting Principles would be classified as assets upon a balance sheet of the Borrower prepared as of such date, valued in accordance with the Pricing Procedures, provided that Total Assets shall not include (a) equipment, (b) securities owned by the Borrower which are in default (except to the extent that the Borrower is required or permitted to attribute a value thereto pursuant to the Investment Company Act, the Prospectus and the Investment Policies and Restrictions) or determined to be worthless pursuant to any policy of the Borrower’s board of directors, and (c) deferred organizational and offering expenses.

“Total Liabilities” means, at any date, the sum of all liabilities of the Borrower which in accordance with Generally Accepted Accounting Principles would be classified as liabilities upon a balance sheet of the Borrower prepared as of such date, plus, without duplication, the aggregate amount of the Borrower’s Debt and Financial Contract Liability, provided that Total Liabilities shall not include any liquidation preference of any Preferred Security issued by the Borrower.

“Trading with the Enemy Act” has the meaning set forth in Section 4.16 hereof.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Valuation Report” means a report by the Borrower, as of the close of business on a particular date, listing each security and other investment of the Borrower and the value thereof.

“Value” has the meaning assigned to such term in Section 2(a)(41) of the Investment Company Act.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02.     Accounting Terms and Determination. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time in the United States of America (“Generally Accepted Accounting Principles”), applied on a basis consistent (except for changes concurred in by the Borrower’s independent public accountants) with the most recent audited financial statements of the Borrower delivered to the Banks hereunder.

SECTION 1.03.     Existing Credit Agreement. (a) On the Effective Date, this Agreement shall supersede the Existing Credit Agreement in its entirety. On the Effective Date, the rights and obligations of the parties hereto evidenced by the Existing Credit Agreement shall be evidenced by this Agreement and the other Loan Documents.

(b)    Immediately prior to the Effective Date, the aggregate outstanding principal balance of the Existing Revolving Loans is $25,000,000.

(c)     Immediately prior to the Effective Date, the aggregate outstanding principal balance of the Existing Term Loan is $75,000,000.

ARTICLE II. THE CREDITS

SECTION 2.01.     Commitments to Lend. Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to (a) ~~convert and continue an amount equal to its convert and continue an amount equal to its Term Commitment Percentage of $30,000,000 of its Existing Term Loan as a new term loan (each a “~~Term Loan~~”), (b) convert and continue an amount equal to its Revolving Commitment Percentage of $15,000,000 of its Existing Term Loan as a revolving loan (each a “~~Converted Revolving Loan~~”; collectively the “~~Converted Revolving Loans~~”), (c) continue each of its Existing Revolving Loans as a revolving loan (each a “~~Continued Revolving Loan~~”; collectively the “~~Continued Revolving Loans~~”), and (d)~~[reserved], (b) [reserved], (c) [reserved], (d) [reserved], and (e) make new revolving loans (each a “New Revolving Loan”; collectively the “New Revolving Loans” and, together with the Converted Revolving Loans (as defined in the Current Credit Agreement) and the Continued Revolving Loans (as defined in the Current Credit Agreement), the “Revolving Loans”) to the Borrower, from time to time during the Revolving Credit Period, upon notice by the Borrower to the Agent given in accordance with Section 2.02(a) hereof, up to a maximum aggregate principal amount outstanding at any one time equal to such Bank’s Revolving Commitment Amount, provided that in each case set forth in clauses (a) though (e) immediately above, (i) the aggregate principal amount of all Loans outstanding shall not (X) exceed the Borrowing Base or (Y) cause the Borrower to have an aggregate amount of Debt outstanding that is in excess of the Maximum Amount, and (ii) the aggregate principal amount of all Revolving Loans outstanding shall not exceed the Aggregate Revolving Commitment Amount, in each case in effect at such time. Each borrowing of Revolving Loans under this Section shall be in an aggregate principal amount equal to an Approved Borrowing Amount, and shall be made from the several Banks pro rata in accordance with each Bank’s Revolving Commitment Percentage. Each Loan shall mature and become due and payable as provided in Section 2.05 hereof.

SECTION 2.02.     Notice of Borrowings. (a) [Reserved].

(b) [Reserved].
~~. (a) The Borrower may have given the Agent a Notice of Borrowing (as defined~~ in the Existing Credit Agreement) not later than 1:00 p.m. (Boston time) (or telephonic notice ~~not later than 1:00 p.m. (Boston time) confirmed in writing substantially in the form of~~ Exhibit B ~~attached thereto not later than 2:00 p.m. (Boston time)) on the second U.S. Government~~ Securities Business Day before the proposed borrowing on the Effective Date of New Revolving Loans consisting of SOFR Loans, specifying (1) the date of such borrowing, which shall be the Effective Date, (2) the aggregate principal amount of each such SOFR Loan, and (3) in the case of each such SOFR Loan, the Interest Period therefor (which shall comply with Section 2.02(e) ~~hereof). Such Notice of Borrowing, if any, shall constitute a representation and warranty by the~~ Borrower that the conditions set forth in Section 3.02(c), (d) and (e) have been satisfied on the date of such notice and will be satisfied on the date of such borrowing. If the Borrower shall ~~have failed to timely give the Agent such Notice of Borrowing conforming to this~~
Section 2.02(a), then notwithstanding anything to the contrary herein contained all such New ~~Revolving Loans shall instead be made as Base Rate Loans.~~

~~(b)~~
~~The Borrower may have given the Agent a Notice of Conversion (under and as~~ defined in the Existing Credit Agreement) not later than 1:00 p.m. (Boston time) (or telephonic notice not later than 1:00 p.m. (Boston time) confirmed in writing substantially in the form of Exhibit C ~~attached thereto not later than 2:00 p.m. (Boston time)) on the second U.S.~~ Government Securities Business Day before the Effective Date with respect to Existing Loans to ~~be (i) Reclassified as Revolving Loans on the Effective Date, and (ii) continued as, or rolled over~~ into, SOFR Loans, specifying (1) the operative date of the elections thereunder as the Effective Date, and (2) with respect to each such SOFR Loan, the Interest Period therefor (which shall comply with Section 2.02(e) hereof), provided that (X) no such Existing Loan may be continued as, or rolled over into, a SOFR Loan if an Event of Default has occurred and is continuing (in ~~which case such Existing Loan shall, on the Effective Date, automatically become a Base Rate Loan), and (Y) immediately after giving effect thereto, the aggregate principal amount of all~~ SOFR Loans having the same Interest Period shall not be less than the Approved Borrowing Amount. If the Borrower shall have failed to timely give the Agent such Notice of Conversion ~~conforming to this~~ Section 2.02(b)~~, then notwithstanding anything to the contrary herein~~ contained all such Existing Loans shall instead be and become Base Rate Loans on the Effective ~~Date.~~

~~(c)~~
The Borrower shall give the Agent (X) a notice substantially in the form of Exhibit B attached hereto (a “Notice of Borrowing”) not later than 1:00 p.m. (Boston time) (or telephonic notice not later than 1:00 p.m. (Boston time) confirmed in writing substantially in the form of Exhibit B attached hereto not later than 2:00 p.m. (Boston time)) (i) ~~on the Effective~~

~~Date in the case of the Term Loans, the Converted Revolving Loans and the Continued Revolving Loans~~[reserved], (ii) on the Domestic Business Day of each proposed borrowing of New Revolving Loans consisting of Base Rate Loans and (iii) on the ~~second~~third U.S. Government Securities Business Day before each proposed borrowing of New Revolving Loans consisting of SOFR Loans ~~(other than Previously Elected Loans)~~, in each case specifying (1) the date of such borrowing, which shall be ~~the Effective Date in the case of the Term Loans, such Converted Revolving Loans and such Continued Revolving Loans,~~ a Domestic Business Day ~~in the case of a Base Rate Loan or a U.S. Government Securities Business Day in the case of a SOFR Loan~~, (2) whether such borrowing shall be ~~the Term Loans or Revolving Loans consisting of~~ Base Rate Loans or ~~(other than with respect to Previously Elected Loans)~~ SOFR Loans, (3) the aggregate principal amount of such borrowing of ~~Term Loans or~~ Revolving Loans, and (4) in the case of a SOFR Loan ~~(other than Previously Elected Loans)~~, the Interest Period therefor (which shall comply with Section 2.02(e) hereof), and (Y) a duly completed Borrowing Base Report not later than 2:00 p.m. (Boston time) on the date of the ~~Reclassification and on the~~ borrowing of the requested Loans, prepared as of the close of business on the ~~U.S. Government Securities~~Domestic Business Day immediately preceding such date. Each Notice of Borrowing shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 3.02(c), (d) and (e) have been satisfied on the date of such notice and will be satisfied on the date of such borrowing.

                      ~~(d)~~     The Borrower may elect from time to time to convert any outstanding Base Rate Loan or ~~SOFR~~Fixed Rate Loan to a Revolving Loan of the other type (other than a LIBOR Loan), or to roll over any outstanding SOFR Loan upon the expiration of an Interest Period with respect thereto, by giving a notice to the Agent substantially in the form of Exhibit C attached hereto (a “Notice of Conversion”) (or telephonic notice confirmed in a writing substantially in the form of Exhibit C attached hereto), provided that (i) with respect to any conversion into or rollover of a SOFR Loan, the Notice of Conversion shall be given within the time period for the giving of a Notice of Borrowing for a SOFR Loan as set forth in Section 2.02(c), (ii) no Revolving Loan may be converted into or rolled over as a SOFR Loan (1) except in compliance with Section 2.02(e) hereof, or (2) if an Event of Default has occurred and is continuing (in which case such Revolving Loan shall automatically become a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Event of Default), (iii) a ~~SOFR~~Fixed Rate Loan may be converted into a Base Rate Loan or, in the case of a SOFR Loan, rolled over as a SOFR Loan only on the last day of the Interest Period applicable thereto, and (iv) if the Borrower fails to give a timely Notice of Conversion for a ~~SOFR~~Fixed Rate Loan, the Borrower shall be deemed to have elected to (X) in the case of a Current LIBOR Loan, convert such Current LIBOR Loan to a SOFR Loan, or (b) in the case of a SOFR Loan, continue such Loan as a SOFR Loan having ~~a one month~~an Interest Period from the last day of the Interest Period applicable thereto. Conversions to ~~and from~~ SOFR Loans, and from Fixed Rate Loans, shall be in such amounts and pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all SOFR Loans having the same Interest Period shall not be less than the Approved Borrowing Amount. Notwithstanding anything to the contrary in any Loan Document, the Borrower may not borrow, continue any Loan as, or convert any Loan to, a LIBOR Loan.

               ~~(e)~~     The Borrower may not elect ~~an Interest Period for~~ a new SOFR Loan, or continue or convert a Revolving Loan as a SOFR Loan, if immediately after giving effect thereto there would be more than eight different Interest Periods.

SECTION 2.03.     Notice to Banks; Funding of Loans. (a) Upon receipt of a Notice of Borrowing or an oral request for a borrowing in accordance with Section 2.02(a), the Agent shall promptly notify each Revolving Bank (and, with respect to any Borrowing Request on the Effective Date, each other Bank) of the contents thereof and of such Bank’s ratable share (based on the ~~Term Commitment Percentages or~~ Revolving Commitment Percentages, as applicable) of such borrowing. Such Notice of Borrowing or oral request shall not thereafter be revocable by the Borrower and shall obligate the Borrower to accept the Loans requested from the Banks on the date of such borrowing.

(b)     Not later than 2:00 p.m. (Boston time) on the Borrowing Date of each borrowing of Loans, each Bank shall make available its applicable share of such borrowing, in Federal or other funds immediately available in Boston, to the Agent at its address referred to in Section 9.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied or waived, the Agent will make its share (in its capacity as a Bank) of such borrowing and the funds so received from the other Banks available to the Borrower at the Agent’s aforesaid address, on the date of the borrowing. The failure or refusal of any Bank to make available to the Agent as provided herein its share of any borrowing shall not relieve any other Bank from its several obligations hereunder.

(c)     If any Bank makes a new Revolving Loan hereunder on a day on which the Borrower is to repay the principal amount of an outstanding Revolving Loan to such Bank, such Bank shall apply the proceeds of its new Revolving Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by the Agent as provided in clause (a) or remitted by the Borrower to the Agent for the account of such Bank as provided in Section 2.09 hereof, as the case may be.

(d)     Unless the Agent shall have received notice from a Bank prior to any date of a borrowing that such Bank will not make available to the Agent such Bank’s share of such borrowing, the Agent may assume that such Bank has made such share available to the Agent on such date in accordance with clause (b) of this Section and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent, within three days after demand by the Agent, such amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable thereto pursuant to Section 2.06 hereof and (ii) in the case of such Bank, the Federal Funds Effective Rate. If such Bank shall repay to the Agent such amount, such amount so repaid shall constitute such Bank’s Loan included in such borrowing for purposes of this Agreement. The provisions of this Section 2.03(d) shall not relieve any such Bank from any liability to the Borrower.

SECTION 2.04.    Loan Accounts; Notes; Records. (a) The Loans made by each Bank to the Borrower shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the date of each Loan or at the time of receipt of any payment of principal of each Loan, an appropriate notation on its loan accounts or records, including computer records, reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth in any such loan accounts or records, including any computer records, maintained by a Bank with respect to the Loans made by it shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on any such loan account or record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the other Loan Documents to make payments of principal of and interest on the Loans when due.

(b)     The Borrower hereby agrees that if, in the opinion of any Bank, a promissory note or other evidence of debt is required, appropriate or desirable to reflect or enforce the obligations of the Borrower resulting from the Loans made, or to be made, by such Bank, then, upon request of such Bank, the Borrower shall promptly execute and deliver to such Bank (i) a Term Loan promissory note (as amended, supplemented or otherwise modified, a “Term Note”) substantially in the form of Exhibit A-1 attached hereto, payable to such Bank in an amount equal to such Bank’s Term Loan, and/or (ii) a Revolving Loan promissory note (each, as amended, supplemented or otherwise modified, a “Revolving Note”) substantially in the form of Exhibit A-2 attached hereto, payable to such Bank in an amount equal to such Bank’s Revolving Commitment Amount or, if less, the aggregate unpaid principal amount of such Bank’s Revolving Loans, provided that, as a condition to issuing any Note in replacement of a previously issued Note that has been lost, the Borrower may require an indemnity with respect to lost instruments from such Bank, in form and substance satisfactory to the Borrower and its counsel.

(c)     The Agent’s records with respect to the Loans, the interest rates applicable thereto, each payment by the Borrower of principal and interest on the Loans and fees, expenses and any other amounts due and payable in connection with this Agreement and the other Loan Documents shall be prima facie evidence of the amount of the Loans and the amount of principal and interest paid by the Borrower in respect of the Loans and as to the other information relating to the Loans and amounts paid and payable by the Borrower hereunder and under the other Loan Documents.

SECTION 2.05.     Mandatory Payments; Optional Prepayments. (a) The Term Loans shall mature, and the principal amount thereof shall be due and payable, on the Termination Date applicable thereto. The Revolving Loans shall mature, and the principal amount thereof shall be due and payable, on the Termination Date applicable thereto. The Borrower promises to pay on the Termination Date, and there shall become absolutely due and payable on the Termination Date, all of the Revolving Loans and/or Term Loans, as applicable, outstanding on such date, together with all accrued and unpaid interest thereon and all other fees, expenses and other amounts then payable hereunder.

(b)     If at any time the aggregate principal amount of Loans outstanding exceeds the Borrowing Base, the Borrower shall, within five (5) days, (i) prepay such principal amount of one or more Loans (together with accrued interest thereon, in the case of the Term Loans, the Term Loan Prepayment Indemnity payable with respect to the amount prepaid, and in the case of SOFR Loans, the amount, if any, payable pursuant to Section 8.06), (ii) cause additional securities to qualify for inclusion in the Borrowing Base, or (iii) both, as may be necessary so that the aggregate outstanding principal balance of the Loans no longer exceeds the Borrowing Base.

(c)     If at any time the aggregate principal amount of all outstanding Debt of the Borrower exceeds the Maximum Amount, the Borrower shall, within one (1) Domestic Business Day, prepay such principal amount of one or more Loans (together with accrued interest thereon, in the case of the Term Loans, the Term Loan Prepayment Indemnity payable with respect to the amount prepaid, and, in the case of SOFR Loans, the amount, if any, payable pursuant to Section 8.06) and/or such principal amount of other Debt, as may be necessary so that immediately after such prepayment the aggregate outstanding principal amount of all such Debt does not exceed the Maximum Amount.

(d)     If at any time the aggregate principal amount of Revolving Loans outstanding to the Borrower exceeds the Aggregate Revolving Commitment Amount, the Borrower shall immediately prepay such principal amount of one or more Revolving Loans (together with accrued interest thereon and, in the case of SOFR Loans, the amount, if any, payable pursuant to Section 8.06) as may be necessary to eliminate such excess.

(e)     The Borrower may, with notice to the Agent no later than 11:30 a.m. (Boston time) upon at least three (3) Business Days’ notice in the case of such payment of Term Loans (which notice shall not thereafter be revocable by the Borrower), prepay ~~either Class of~~ Term Loans in whole at any time, or from time to time in part in an aggregate principal amount not less than $5,000,000 or in larger integral multiples of $1,000,000, by paying the principal amount to be prepaid (together with accrued interest thereon to the date of prepayment and the Term Loan Prepayment Indemnity payable with respect to the amount prepaid). Each such optional prepayment shall be applied to prepay ratably the ~~Class of~~ Term Loans of the several Banks holding ~~such Class of~~the Term Loans.

(f)     The Borrower may, with notice to the Agent no later than 11:30 a.m. (Boston time) on the Domestic Business Day of such payment in the case of Base Rate Loans and upon at least three (3) ~~U.S. Government Securities~~Domestic Business Days’ notice in the case of such payment of ~~SOFR~~Fixed Rate Loans (in either case, which notice shall not thereafter be revocable by the Borrower), prepay any Revolving Loans in whole at any time, or from time to time in part in an aggregate principal amount not less than $5,000,000 or in larger integral multiples of $1,000,000, by paying the principal amount to be prepaid (together with accrued interest thereon to the date of prepayment and, in the case of ~~SOFR~~Fixed Rate Loans, the amount, if any, payable pursuant to Section 8.06). Each such optional prepayment shall be applied to prepay ratably the Revolving Loans of the several Banks included in such borrowing.

(g)     If the Borrower prepays all or any portion of the principal amount of any ~~SOFR~~Fixed Rate Loan on any day other than the last day of the Interest Period relating thereto, such prepayment shall include the amounts, if any, payable pursuant to Section 8.06.

(h)     Upon receipt of a notice of prepayment pursuant to clause (e) or (f), the Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share of such prepayment.

(i)     Subject to the satisfaction of the conditions set forth in Section 3.02, Revolving Loans prepaid prior to the Termination Date may be reborrowed prior to the Termination Date.

SECTION 2.06.   Interest Rates. (a) Subject to Section 2.06(d), each Term Loan shall bear interest on the outstanding principal amount thereof, for the period commencing with the date such Term Loan is made up to but not including the date such Term Loan is repaid in full, at a rate per annum equal to 2.96%. Accrued and unpaid interest on each Term Loan shall be payable in arrears on the first day of each calendar quarter and on the Termination Date.

(b)     Subject to Section 2.06(d), each Revolving Loan consisting of a Base Rate Loan shall bear interest on the outstanding principal amount thereof, for the period commencing with the date such Loan is made up to but not including the date such Loan is repaid in full, at a rate per annum equal to the Base Rate as in effect from time to time. Accrued and unpaid interest on each Base Rate Loan shall be payable in arrears (i) with respect to interest accrued during a calendar month, on the fifteenth day of the immediately succeeding calendar month, and (ii) with respect to all accrued and unpaid interest, on the Revolving Termination Date.

(c)     Subject to Section 2.06(d) and ARTICLE VIII, (i) each Existing LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the period commencing with the date such Existing LIBOR Loan is made or continued through but excluding the last day of the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted LIBOR Offered Rate (as defined in the Current Credit Agreement), and (ii) each Revolving Loan consisting of a SOFR Loan shall bear interest on the outstanding principal amount thereof, for the period commencing with the date such SOFR Loan is made or continued through but excluding the last day of the Interest Period applicable thereto, at a rate per annum equal to the Applicable Margin plus the applicable ~~Adjusted~~ Term SOFR. Interest on each ~~SOFR~~Fixed Rate Loan shall be payable (i) on the last day of the Interest Period in effect with respect thereto, (ii) in the event such Interest Period shall exceed three months, on the last day of each three month interval during such Interest Period, and (iii) on the Revolving Termination Date.

(d)     All overdue amounts payable under the Loan Documents (including, without limitation, any overdue principal of the Loans (whether at stated maturity, by acceleration or otherwise), any overdue interest on the Loans and any overdue fees) shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but not including the date of actual payment, at a rate per annum equal to the sum of two percent (2%) above the Base Rate until such amount shall be paid in full (after as well as before judgment). Notwithstanding anything to the contrary in this Section 2.06, upon either (A) notice by the Agent to the Borrower during the continuance of an Event of Default, or (B) the occurrence of an Event of Default under Section 6.01(g) or (h), the outstanding principal balance of the Loans shall bear interest at a rate per annum equal to the greater of (i) two percent (2%) above the rate of interest otherwise applicable to such Loans pursuant to this Section 2.06 or (ii) two percent (2%) above the Base Rate.

(e)     The Agent shall determine the interest rate applicable to the Loans hereunder and its determination thereof shall be conclusive and binding for all purposes in the absence of manifest error.

SECTION 2.07.     Fees. (a) During the Revolving Credit Period, the Borrower shall pay to the Agent for the account of each Bank a commitment fee at a rate per annum equal to the Commitment Fee Rate on the daily excess, if any, of such Bank’s Revolving Commitment Amount over the outstanding principal balance of such Bank’s Revolving Loans. Such commitment fee shall accrue from and including the Effective Date to but excluding the Termination Date applicable to the Revolving Commitments. Commitment fees accrued during each calendar quarter shall be due and payable on the fifteenth day of the calendar month immediately succeeding such calendar quarter, and all accrued and unpaid commitment fees shall be due and payable on the Revolving Termination Date.

(b)     On the Effective Date and thereafter on a per annum basis, the Borrower shall pay to the Agent, for its own account, an administrative agent fee as may have been agreed upon separately between the Borrower and the Agent.

(c)      On the Effective Date, the Borrower shall pay to the Agent for the account of each Revolving Bank a non-refundable up-front fee equal to 0.05% of such Revolving Bank’s Revolving Commitment Amount.

SECTION 2.08.     Termination and Reduction of Commitments. (a) ~~Each Bank’s Term Commitment Amount permanently shall reduce to $0 and such Term Commitment shall terminate on the Effective Date immediately following the Reclassification.~~ Each Bank’s Revolving Commitment Amount permanently shall reduce to $0 and each Bank’s Revolving Commitment shall terminate on the Revolving Termination Date. No termination of any Revolving Commitment may be reinstated.

(b)     During the Revolving Credit Period, the Borrower may, upon at least three (3) Domestic Business Days’ prior written notice to the Agent, (i) terminate the Revolving Commitments at any time, or (ii) reduce from time to time the Aggregate Revolving Commitment Amount by an aggregate amount of $5,000,000 or integral multiples of $1,000,000 in excess thereof (provided that immediately after giving effect to any such termination and each such reduction, the aggregate outstanding principal balance of the Revolving Loans would not exceed the Aggregate Revolving Commitment Amount), whereupon the Revolving Commitment Amounts of each of the Banks shall be reduced pro rata in accordance with their Revolving Commitment Percentage of the amount specified in such notice or, as the case may be, each Bank’s Revolving Commitment shall be terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this Section, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued on the amount of the reduction. No reduction in the Revolving Commitment Amounts or termination of the Revolving Commitments may be reinstated.

(c)     At the request of any one or more of the Revolving Banks at any time (collectively, the “Requesting Banks”), the Agent shall send to the Borrower (with a copy to each of the Revolving Banks) a Revolving Termination Notice.

(d)     In the event that one or more Revolving Banks other than a Requesting Bank with respect to such Revolving Termination Notice (each a “Continuing Bank”) shall, within 30 days of the date of such Revolving Termination Notice, irrevocably elect (in each case within its sole and absolute discretion) in a written notice to the Borrower and the Agent to extend the Revolving Termination Date with respect to the Continuing Banks beyond the Revolving Termination Notice Effective Date caused by such Revolving Termination Notice (the “Requesting Bank Termination Date”), then:

(i)     On such Requesting Bank Termination Date, the Revolving Commitment Amount of each Requesting Bank shall automatically be reduced to zero ($0), and no Requesting Bank shall have any further obligation to make, convert or continue any Revolving Loan,

(ii)     On such Requesting Bank Termination Date (without giving effect to any pro rata sharing provisions between the Requesting Banks, on the one hand, and the Continuing Banks, on the other hand), the Borrower shall pay (X) to the Agent for the account of each Requesting Bank (1) the aggregate outstanding principal balance of such Requesting Bank’s Revolving Loans, together with all accrued and unpaid interest thereon, (2) all commitment fees for the account of such Requesting Bank that are then accrued and unpaid, and (Y) to each Requesting Bank, (1) all amounts owing, if any, by the Borrower to such Requesting Bank pursuant to Article VIII hereof in connection with its Revolving Commitment and/or Revolving Loans, and (2) all amounts then due and owing to such Requesting Bank as a Revolving Bank pursuant to Section 9.03 hereof, and

(iii)     Immediately following the payment of all sums payable by the Borrower pursuant to paragraph (ii) immediately above on such Requesting Bank Termination Date, as among the Borrower, the Agent and the Continuing Banks, such Revolving Termination Notice shall be null and void.

SECTION 2.09.   General Provisions as to Payments. (a) The Borrower shall make each payment of principal and interest on the Loans and of fees hereunder and all other amounts due hereunder not later than (i) in the event that there is only one Bank (which is also the Agent), 3:00 p.m. (Boston time), and (ii) in all other events, 12:00 Noon (Boston time)), on the date when due, in Dollars and in Federal or other funds immediately available, to, except as otherwise expressly provided herein, the Agent at its address referred to in Section 9.01. The Agent shall promptly distribute to each Bank its appropriate share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, Term Loans, Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business

Day and interest shall accrue during such extension. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

(b)     Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may (but it shall not be required to), in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due to such Bank.  If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Effective Rate.

(c)     All payments by the Borrower hereunder and under any of the other Loan Documents shall be made in Dollars without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is required by Applicable Law (as determined in the good faith discretion of the Borrower or its agent) to make such deduction or withholding. Subject to Section 2.09(d) hereof, if any Covered Taxes are required to be withheld with respect to any amount payable by the Borrower hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent, as applicable, to receive the same net amount which the Banks or the Agent, as applicable, would have received on such due date had no such Covered Taxes been required to be withheld. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document. If the Borrower reasonably believes that such Covered Taxes were not correctly or reasonably asserted, the Agent and the Banks, as applicable, will use reasonable efforts to cooperate (at the sole cost and expense of the Borrower) with the Borrower to obtain a refund of such taxes (which, solely to the extent of additional amounts paid pursuant to this Section 2.09(c) with respect to the taxes giving rise to such refund, shall be repaid to the Borrower so long as such efforts would not, in the good faith determination of the Agent or any such Bank, result in any material additional costs, expenses or risks or be otherwise disadvantageous to it). Any Bank claiming any amounts payable by the Borrower pursuant to this Section 2.09(c) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such amounts payable by the Borrower that may thereafter accrue and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank.

(d)     Notwithstanding anything to the contrary contained in Section 2.09(c) hereof, the Borrower will not be required to make any additional payment to or for the account of any Bank with respect to any Covered Taxes under such Section (i) by reason of a breach by such Bank of any certification or representation set forth in any form furnished to the Borrower under Section 2.11 hereof, (ii) by reason of such Bank’s failure or inability to furnish under Section 2.11 hereof an original or an extension or renewal of any form required under Section 2.11 hereof, unless such Bank is exempt from furnishing such form pursuant to Section 2.11 hereof, or (iii) if such Covered Taxes are withholding taxes imposed on amounts payable to such Bank at the time such Bank becomes a party to this Agreement (or designates a new Applicable Lending Office or changes its place of organization or principal office), except to the extent that such Bank or such Bank’s assignor (if any) was entitled, at the time of assignment or change in its Applicable Lending Office, place of organization or principal office, to receive additional amounts, from the Borrower with respect to such Covered Taxes pursuant to Section 2.09(c) hereof.

(e)     The Borrower hereby authorizes and irrevocably directs the Agent, at the Agent’s option at any time upon and following the due date for payment by the Borrower of any amounts under the Loan Documents, and without any further notice to1 or consent of the Borrower, to debit any account(s) of the Borrower with the Agent (in any capacity) and apply amounts so debited toward the payment of any such amounts due and owing under the Loan Documents. Notwithstanding such authorization and direction, the Borrower hereby further acknowledges and agrees that (i) the Agent shall have no obligation to so debit any such account(s) and shall have no liability whatsoever to the Borrower for any failure to do so, and (ii) the Borrower shall fully retain the obligation under the Loan Documents to make all payments owing by the Borrower thereunder when due.

SECTION 2.10.    Computation of Interest and Fees. All interest and fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.

SECTION 2.11.    Withholding Tax Exemption.

(a)     Each Bank that is not a Foreign Bank shall deliver to the Borrower (with a copy to the Agent) a properly completed and executed IRS Form W-9 (or any successor form) certifying that such Bank is not subject to U.S. backup withholding tax, on or prior to the date on which such Bank becomes a “Bank” under this Agreement, promptly upon the obsolescence, expiration, or invalidity of any form previously delivered by such Bank, and from time to time thereafter upon the request of the Borrower or Agent.

(b)    Any Bank that is a Foreign Bank and is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by Applicable Law or reasonably requested by the Borrower or the Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced

1 ~~Language required per Bank’s policy~~

rate of withholding. In addition, each such Bank, if requested by the Borrower or the Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Agent, including, without limitation, as will enable the Borrower or the Agent to determine whether or not the Agent or such Bank is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States, each Foreign Bank shall deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a “Bank” under this Agreement (and promptly upon the obsolescence, expiration or invalidity of any form or certificate previously delivered by such Foreign Bank or from time to time thereafter upon the request of the Borrower or the Agent, but only if such Foreign Bank is legally entitled to do so), whichever of the following is applicable:

(i)     duly completed copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or any successor form) claiming eligibility for benefits of an income tax treaty to which the United States is a party that reduces or eliminates withholding tax;

(ii)     duly completed copies of Internal Revenue Service Form W-8ECI (or any successor form);

(iii)     in the case of a Foreign Bank claiming the benefits of the exemption for portfolio interest under section 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such Foreign Bank is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Internal Revenue Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Internal Revenue Code, or (C) a “controlled foreign corporation” receiving interest from a related person within the meaning of section 881(c)(3)(C) of the Internal Revenue Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or any successor form); or

(iv)     any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower and/or the Agent to determine the withholding or deduction required to be made.

(c)      If a payment made to a Bank under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Bank shall deliver to the Borrower and the Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Bank has complied with such Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this

Section 2.11(c), “FATCA” shall include any amendments made to FATCA after the Effective Date.

SECTION 2.12.     Pricing Changes. (a) At any time and from time to time the Agent shall, at the request of Applicable Revolving Banks, send to the Borrower an Applicable Margin Change Notice, and such Applicable Margin Change Notice shall become effective on the 180th day immediately following the day of such Applicable Margin Change Notice (the “Applicable Margin Change Effective Date”), provided that in no event shall the first Applicable Margin Change Effective Date occur before March 23, 2021.

(b) At any time and from time to time the Agent shall, at the request of Applicable Revolving Banks, send to the Borrower a Commitment Fee Change Notice, and such Commitment Fee Change Notice shall become effective on the 180th day immediately following the date of such Applicable Margin Change Notice (the “Commitment Fee Change Effective Date”), provided that in no event shall the first Commitment Fee Change Effective Date occur before March 23, 2021.
ARTICLE III.
CONDITIONS

SECTION 3.01.     Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05 hereof):

(a)     receipt by the Agent of counterparts hereof signed by each of the parties hereto;

(b)     ~~receipt by the Agent for the account of each Bank, if requested by such Bank, of the following (in each case dated on or before the Effective Date and complying with the provisions of~~ Section 2.04~~) hereof: (i) in the event such Bank has a Revolving Commitment, a duly executed Revolving Note, and (ii) in the event such Bank has a Term Commitment, a duly executed Term Note;~~[reserved];

(c)     [reserved];

(d)    receipt by the Banks of the legal opinion of K&L Gates LLP, counsel for the Borrower, covering such matters relating to the transactions contemplated hereby as the Banks may reasonably request;

(e)     receipt by the Agent of a Notice of Borrowing with respect to the Loans requested to be ~~Reclassified or~~ borrowed on the Effective Date (together with the other information and documents required by Section 3.02(a)), a Borrowing Base Report as required by Section 3.02(b), and a certificate manually signed by an officer of the Borrower which is satisfactory to the Banks to the effect set forth in clauses (c) and (d) of Section 3.02, such certificate to be dated the Effective Date and to be in form and substance reasonably satisfactory to the Agent;

(f)     receipt by the Agent of a manually signed certificate from the Secretary or Assistant Secretary of the Borrower in form and substance reasonably satisfactory to the Agent and dated the Effective Date as to the incumbency of, and bearing manual specimen signatures of, the Authorized Signatories who are authorized to execute and take actions under the Loan Documents for and on behalf of the Borrower, and certifying as to the effectiveness as of the Effective Date of, and attaching copies of, (i) to the extent any Charter Document has changed since September 30, 2014, a copy thereof, together with all amendments, restatements, supplements or other modifications thereto, (ii) the resolutions of the Borrower’s Board of Directors authorizing the transactions contemplated hereby, (iii) to the extent the Prospectus has changed since September 30, 2014, the Prospectus, together with all amendments, restatements, supplements or other modifications thereto, (iv) such material as accurately and completely sets forth all Investment Policies and Restrictions, to the extent the Investment Policies and Restrictions have changed since September 30, 2014, (v) to the extent any investment management agreement of the Borrower with any investment advisor or sub-advisor has changed or been entered into since September 30, 2014, a copy thereof, and (vi) to the extent the Custody Agreement has changed since September 30, 2014, the Custody Agreement;

(g)     receipt by the Agent of a legal existence and good standing certificate for the Borrower from the State of Maryland Department of Assessments and Taxation, dated as of a recent date;

(h)     [reserved];

(i)     the Agent shall have (x) completed its due diligence review, and the results of any such due diligence review are satisfactory in form and substance to the Agent and its counsel, and (y) received all such documents and information as the Agent, at the request of any Bank, shall have requested in order to comply with “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies;

(j)     receipt by the Agent of all documents, opinions and instruments it may reasonably request prior to the execution of this Agreement relating to compliance with applicable rules and regulations promulgated by the ~~Federal Reserve~~ Board of Governors and other governmental and regulatory authorities, the existence of the Borrower, the authority for and the validity and enforceability of this Agreement and the Notes, if any, and any other matters relevant hereto, all in form and substance reasonably satisfactory to the Agent;

(k)     receipt by the Agent of all accrued and unpaid interest and fees under the Existing Credit Agreement (whether or not due);

(l)     receipt by the Agent of evidence satisfactory to it that the aggregate outstanding principal balance of the Existing Revolving Loans does not exceed $25,000,000; and

(m)     receipt by the Agent of payment of all (i) reasonable out-of-pocket expenses (including reasonable fees and disbursements of special counsel for the Agent) then payable hereunder to the extent the Borrower shall have been invoiced therefor at least two (2) Domestic Business Days prior to the Effective Date, and (ii) fees then payable hereunder;

provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than September 30, 2019. The Agent shall promptly notify the Borrower and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

SECTION 3.02.     All Borrowings. The obligation of each Bank to ~~Reclassify any Loan (as defined in the Existing Credit Agreement) on the Effective Date or~~ make a Loan on the occasion of any borrowing is subject to the satisfaction of the conditions precedent set forth in Section 3.01 (or such conditions being waived in accordance with Section 9.05) and the satisfaction of the following conditions:

(a)     receipt by the Agent of a Notice of Borrowing as required by Section 2.02(a)(X), along with all documents and information it may reasonably request to establish compliance with applicable rules and regulations promulgated by the ~~Federal Reserve~~ Board of Governors, and receipt by such Bank of all such documents and instruments from the Agent;

(a)     receipt by the Agent of a Borrowing Base Report as required by Section 2.02(a)(Y);

(b)     the fact that, immediately after such ~~Reclassification or~~ borrowing, (i) the aggregate outstanding principal amount of the Loans will not (A) exceed the Borrowing Base or (B) cause the Borrower to have an aggregate amount of Debt outstanding that is in excess of the Maximum Amount and (ii) the aggregate principal amount of all Revolving Loans outstanding shall not exceed the Aggregate Revolving Commitment Amount, in each case in effect at such time;

(c)     the fact that, immediately before and after such ~~Reclassification or~~ borrowing, (i) no Default shall have occurred and be continuing;

(d)     the fact that the representations and warranties of the Borrower contained in this Agreement and the other Loan Documents shall be true on and as of the date of such ~~Reclassification or~~ borrowing and with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

(e)     with respect to that particular Bank only, no change shall have occurred in any law or regulation thereunder or interpretation thereof (other than a Failure) that in the opinion of that Bank would make it illegal for that Bank to ~~Reclassify or~~ make such Loan.

Each borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such borrowing as to the facts specified in clauses (c), (d) and (e) of this Section.

(b) Immediately prior to the Effective Date, the aggregate outstanding principal balance of the Existing Revolving Loans is $25,000,000.

(c) Immediately prior to the Effective Date, the aggregate outstanding principal balance of the Existing Term Loan is $75,000,000.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants that:

SECTION 4.01.     Existence and Power; Investment Company. (a) The Borrower is a corporation under the laws of the State of Maryland. The Borrower is duly organized, validly existing and in good standing under the laws of the State of Maryland and has all corporate powers and all authorizations and approvals required to carry on its business as now conducted. The Borrower is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business, assets, and properties, including without limitation, the performance of the Borrower’s Obligations, requires such qualification, except where the failure to do so is not reasonably likely to result in a Material Adverse Effect.

(b) The Borrower is a closed-end management investment company registered as such under the Investment Company Act, and the outstanding shares of each class of its stock(i) have been legally issued and are fully paid and non-assessable, (ii) have been duly registered under the Securities Act to the extent required, and (iii) have been sold only in states or other jurisdictions in which all filings required to be made under applicable state securities laws have been made.

SECTION 4.02.     Authorization; Execution and Delivery, Etc. The execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under, this Agreement, each of the other Loan Documents, and the other instruments, certificates and agreements contemplated hereby and thereby, are within its corporate powers, and have been duly authorized by all requisite action by the Borrower. This Agreement and each of the other Loan Documents, and the other instruments, certificates and agreements contemplated hereby and thereby, have been duly executed and delivered by the Borrower, and constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). The Borrower is not an Affected Financial Institution.

SECTION 4.03.     Noncontravention. Neither the execution and delivery by the Borrower of this Agreement, any other Loan Document, or any instrument, certificate or agreement referred to herein or therein, or contemplated hereby or thereby, nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof by the Borrower will (a) conflict with, or result in a breach or violation of, or constitute a default under any of the Charter Documents, (b) conflict with or contravene (i) any Applicable Law, (ii) any contractual restriction binding on or affecting the Borrower or any of its assets, or (iii) any order, writ, judgment, award, injunction or decree binding on or affecting the Borrower or any of its assets, (c) result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement for the giving of notice or the passage of time (or both) that would constitute such a conflict with, breach or violation of, default under, or permit any such acceleration in, any contractual obligation or any agreement or document to which the Borrower is a party or by which it or any of its properties is bound (or to which any such obligation, agreement or document relates), or (d) result in any Adverse Claim upon any asset of the Borrower.

SECTION 4.04.     Governmental Authorizations; Private Authorization. Other than the filing of the financing statement in the form attached to the Security Agreement in the office indicated on such financing statement, the Borrower has obtained all necessary Governmental Authorizations and Private Authorizations, and made all Governmental Filings necessary for the execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under, this Agreement and each of the other Loan Documents and the agreements, certificates and instruments contemplated hereby or thereby, and no Governmental Authorization, Private Authorization or Governmental Filing which has not been obtained or made, is required to be obtained or made by the Borrower in connection with the execution and delivery by the Borrower of, or the performance of its obligations under, this Agreement or any of the other Loan Documents.

SECTION 4.05.     Regulations T, U and X. The execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Loan Documents and the transactions contemplated hereunder and thereunder will not (assuming all Federal Reserve Forms referred to in Article III shall have been executed and delivered by the Borrower and the appropriate Bank for retention in the files of such Bank) violate or be inconsistent with any provision of Regulation T, Regulation U or Regulation X.

SECTION 4.06.     Non-Affiliation with Banks. So far as appears from the records of the Borrower, neither any Bank nor any Affiliate of any Bank known to the Borrower is an Affiliate of the Borrower, and none of the Borrower or any Affiliate of the Borrower is an Affiliate of any Bank or any Affiliate thereof known to the Borrower.

SECTION 4.07.     Subsidiaries. The Borrower has no Subsidiaries.

SECTION 4.08.     Financial Information. (a) The statement of assets and liabilities of the Borrower, as of October 31, 2018, and the related Statements of Operations and Changes in Net Assets for the fiscal year ended on such date, reported on by Ernst & Young LLP and set forth in the Annual Report for the fiscal year ended on such date, together with the notes and schedules thereto, and each financial statement delivered by the Borrower to the Banks in accordance with Section 5.01, present and will present fairly, in all material respects, in conformity with Generally Accepted Accounting Principles, the financial position of the Borrower as of such date.

(b) Since October 31, 2018, there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower.

(c) Each of the financial statements of the Borrower (whether audited or unaudited) delivered to the Banks under the terms of this Agreement fairly presents all material contingent liabilities in accordance with Generally Accepted Accounting Principles.

SECTION 4.09.     Litigation. There is no action, suit, proceeding or investigation of any kind pending against, or to the knowledge of the Borrower, threatened against or affecting, the Borrower before any court or arbitrator or any Authority which (a) would reasonably be expected to have a Material Adverse Effect, (b) calls into question the validity or enforceability of, or otherwise seek to invalidate, any Loan Document, or (c) might, individually or in the aggregate, materially adversely affect any Loan Document.

SECTION 4.10.     ERISA. (a) The Borrower is not a member of an ERISA Group and has no liability in respect of any Benefit Arrangement, Plan or Multiemployer Plan subject to ERISA.

(b) None of the following (individually or collectively) constitute a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code for which an exemption is not effective: (i) the execution and delivery of this Agreement, (ii) the incurrence of any obligation under the Loan Documents, (iii) the making of any Loan, (iv) the payment by the Borrower of any principal, interest, fee or other sum owing under the Loan Documents, or (v) the consummation of any other transaction contemplated by the Loan Documents.

(c)     No asset or other property of the Borrower constitutes Plan Assets.

SECTION 4.11.     Taxes. The Borrower has elected to be treated and qualifies as a “regulated investment company” within the meaning of the Internal Revenue Code. The Borrower has timely filed all United States Federal income tax returns and all other tax returns which are required to be filed by it, if any, and has paid all taxes due pursuant to such returns, if any, or pursuant to any assessment received by the Borrower, except for any taxes or assessments which are being contested in good faith by appropriate proceedings, with respect to which adequate reserves have been established in accordance with Generally Accepted Accounting Principles consistently applied and the non-payment of which could not have a Material Adverse Effect, and the charges, accruals and reserves on the books of the Borrower in respect of taxes or other governmental charges, if any, are, in the opinion of the Borrower, adequate.

SECTION 4.12.     Compliance. (a) The Borrower is in compliance with the Investment Company Act and the Securities Act except where (i) noncompliance therewith would not reasonably be expected to have a Material Adverse Effect, (ii) the necessity of compliance therewith is being contested in good faith by appropriate proceedings, or (iii) exemptive relief or no-action relief has been obtained therefrom and remains in effect. The Borrower is in compliance with all other Applicable Laws, all applicable ordinances, decrees, requirements, orders and judgments of, and all of the terms of any applicable licenses and permits issued by, any Authority except where the necessity of compliance therewith is being contested in good faith by appropriate proceedings or exemptive relief has been obtained therefrom and remains in effect or where non-compliance therewith would not reasonably be expected to have a Material Adverse Effect. The Borrower is in compliance with all agreements and instruments to which it is a party or may be subject or to which any of its properties may be bound, in each case except where the non-compliance therewith would not reasonably be expected to have a Material Adverse Effect. The Borrower is in compliance in all material respects with all of its Investment Policies and Restrictions.

(b)     No Default has occurred and is continuing.

(c) The Borrower is not subject to any Applicable Law (other than the Investment Company Act) which limits its ability to incur indebtedness. The Borrower has not entered into any agreement with any Authority limiting its ability to incur indebtedness.

SECTION 4.13.     Fiscal Year. The Borrower has a fiscal year which is twelve calendar months and, as of the Effective Date, ends on October 31 of each year.

SECTION 4.14.     Full Disclosure. All information heretofore furnished by the Borrower to the Agent and the Banks for purposes of or in connection with this Agreement or any of the other Loan Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Borrower to the Agent or the Banks will be, true and accurate in all material respects on the date as of which such information is stated or certified, and no such information contains, or will contain, any material misrepresentation or any omission to state therein matters necessary to make the statements made therein not misleading in any material respect. The Borrower has disclosed to the Banks in writing all facts which, to the best of the Borrower’s knowledge after due inquiry (to the extent the Borrower can now reasonably foresee), may give rise to the reasonable possibility of a Material Adverse Effect.

SECTION 4.15.     Offering Documents. The information set forth in the Prospectus and each report to stockholders of the Borrower, was, on the date thereof, true, accurate and complete in all material respects and did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in any material respect.

SECTION 4.16.     Foreign Assets Control Regulations, Etc. None of the requesting or borrowing of the Loans or the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”), any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Patriot Act. Furthermore, the Borrower (i) is not a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations and (ii) does not engage and will not engage in any dealings or transactions, or be otherwise associated, with any Person that it knows to be (or which it reasonably suspects is) a “blocked person”.

SECTION 4.17.     Title to Assets. The Borrower has good and marketable title to all its assets and other property, except where failure to have such title would not reasonably be expected to have a Material Adverse Effect.

SECTION 4.18.      [Reserved].

SECTION 4.19.     Sanctions. (a) Neither the Borrower, any of the Borrower's Subsidiaries or any director, officer or employee of the Borrower or any of the Borrower’s Subsidiaries, nor, to the Borrower’s knowledge, any agent or affiliate of the Borrower or any of the Borrower’s Subsidiaries, is a Person that is, or is owned or controlled by Persons that are (x) the subject or target of any sanctions administered or enforced by the U.S. Department of the Treasury's Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty's Treasury, or other relevant sanctions authority (collectively, "Sanctions") or (y) located, organized or resident of a country, region or territory that is, or whose government is, the subject of Sanctions (currently Cuba, Iran, North Korea, Crimea and Syria); (b) the Borrower, through the Investment Adviser or otherwise, has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower and its directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and (c) the Borrower and the officers and employees of the Borrower and to the knowledge of the Borrower its directors and agents, are in compliance withAnti-Corruption Laws and applicable Sanctions in all material respects.

ARTICLE V.
COVENANTS
The Borrower agrees that, so long as any Bank has any Revolving Commitment or any amount payable under the Loan Documents remains unpaid:

SECTION 5.01.     Information. The Borrower will deliver to the Agent and each Bank:

(a)       as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a statement of assets and liabilities of the Borrower, including the portfolio of investments, as of the end of such fiscal year, and the related statements of operations and changes in net assets of the Borrower for such fiscal year, together with an audit report thereon issued by Ernst & Young LLP or other independent public accountants of nationally recognized standing;

(b) as soon as available and in any event within 70 days after the end of the first semi-annual period of each fiscal year of the Borrower, a statement of assets and liabilities of the Borrower, including the portfolio of investments, as of the end of such period, and the related statements of operations and changes in net assets of the Borrower for such period, all in reasonable detail, prepared in accordance with Generally Accepted Accounting Principles, consistently applied, and certified (subject to normal year-end adjustments) as to fairness of presentation, Generally Accepted Accounting Principles and consistency by an Authorized Signatory of the Borrower or accompanied by an audit report thereon issued by Ernst & Young LLP or other independent public accountants of nationally recognized standing;

(c) if, as of the close of business on the last Domestic Business Day of each calendar week (each a “Calculation Date”) there shall be any Loans outstanding, then as soon as available and in any event not later the third Domestic Business Day thereafter, a Borrowing Base Report and a Valuation Report, in each case as at the close of business on such Calculation Date;

(d) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above and each Borrowing Base Report and each Valuation

Report delivered pursuant to clause (c) above, a certificate of an Authorized Signatory reasonably acceptable to the Banks stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

(e) promptly and in any event within (i) one (1) Domestic Business Day after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of an Authorized Signatory setting forth the details thereof, and (ii) three (3) Domestic Business Day after such officer obtains knowledge of such Default, a certificate of an Authorized Signatory either (x) advising that such Default no longer exists, or (y) setting forth the action which the Borrower is taking or proposes to take with respect thereto;

(f) promptly after the filing thereof with the SEC or the mailing thereof to stockholders of the Borrower, (i) copies of all proxy materials (other than routine proxy materials filed without the need for a preliminary proxy statement pursuant to paragraph (a) of Rule 14a-6 under the Exchange Act), and (ii) copies of all other materials of a material nature;

(g) promptly upon any officer of the Borrower becoming aware of any action, suit or proceeding of the type described in Section 4.09, notice and a description thereof and copies of any filed complaint relating thereto;

(h) within one Domestic Business Day after the Borrower’s shares of common stock shall have been suspended (other than in error) from trading on NYSE American for more than one day upon which trading in shares generally occurs on such exchange, or shall have been delisted, written notice thereof; and

(i) from time to time such additional information as the Agent, at the request of any Bank, may (x) reasonably request regarding the financial position or business of the Borrower, including without limitation, listing reports and Valuation Reports, and (y) request in order to comply with “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies.

SECTION 5.02.     Payment of Obligations. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans and all other amounts provided for in this Agreement and the other Loan Documents. The Borrower will pay and discharge, at or before maturity, all of the Borrower’s lawful obligations and liabilities that, if unpaid, would reasonably be expected to have a Material Adverse Effect, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with Generally Accepted Accounting Principles, appropriate reserves for the accrual of any of the same.

SECTION 5.03.     Maintenance of Insurance. The Borrower will maintain with financially sound and reputable insurance companies, policies with respect to its assets and property and business of the Borrower against at least such risks and contingencies (and with no greater risk retentions) and in at least such amounts as are required by the Investment Company Act and, in addition, as are customary in the case of registered closed-end investment companies;

and will furnish to the Banks, upon request, information presented in reasonable detail as to the insurance so carried.

SECTION 5.04.     Conduct of Business and Maintenance of Existence. (a) The Borrower will continue to engage in business of the same general type as now conducted by it as described in its Prospectus and as provided pursuant to the Investment Policies and Restrictions as in effect on the Effective Date.

(b) The Borrower will preserve, renew and keep in full force and effect its existence as a Maryland corporation and its rights, privileges and franchises necessary in the normal conduct of its business. The Borrower will maintain in full force and effect its registration as a closed-end management company under the Investment Company Act.

(c) The Borrower will not amend, restate, supplement or otherwise modify any of the Charter Documents or the Pricing Procedures if such amendment, termination, supplement or modification would reasonably be expected to have a Material Adverse Effect. The Borrower will provide copies to the Agent of all amendments, restatements, supplements, and other modifications of the Pricing Procedures or any of the Charter Documents, in each case prior to the effective date of any such amendment, restatement, supplement, or other modification or, if not practicable, as soon as practicable (and in any event within two (2) weeks) thereafter.  The Borrower will comply in all material respects with the Pricing Procedures and the Charter Documents.

(d) The Borrower will at all times place and maintain the Collateral (as defined in the Security Agreement) in the custody of the Custodian.

SECTION 5.05.     Compliance with Laws. The Borrower will comply in all respects with the Investment Company Act, all other Applicable Laws and the requirements of any Authority with respect thereto except where (i) non-compliance therewith would not reasonably be expected to have a Material Adverse Effect, (ii) the necessity of compliance therewith is contested in good faith by appropriate proceedings, or (iii) exemptive relief or no-action relief has been obtained therefrom and remains in effect. The Borrower will file all federal and other tax returns, reports and declarations required by all relevant jurisdictions on or before the due dates for such returns, reports and declarations and will pay all taxes and other governmental assessments and charges as and when they become due (except those that are being contested in good faith by the Borrower and as to which the Borrower has established appropriate reserves on its books and records).

SECTION 5.06.     Inspection of Property, Books and Records. The Borrower will, or will cause the Custodian (on the Borrower’s behalf) to, keep proper books of account and record in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities in accordance with Applicable Law, including the Investment Company Act, and will permit representatives of any Bank, at such Bank’s expense, to visit and inspect any of its offices, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

SECTION 5.07.     Indebtedness. The Borrower will not create, assume or suffer to exist any Indebtedness other than:

(a)	[reserved];

(b)	[reserved];

(c)	Debt arising under this Agreement, the Notes and the other Loan Documents;

(d)          Debt in favor of the Custodian incurred for purposes of clearing and settling purchases and sales of securities or consisting of overnight extensions of credit from the Custodian in the ordinary course of business;

(e) Debt in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as such judgments and awards do not constitute an Event of Default and so long as execution is not levied thereunder and in respect of which the Borrower (i) shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review or (ii) shall have obtained an unsecured performance bond, and Debt in respect of such unsecured performance bond;

(f) Debt (other than Debt for borrowed money) arising in connection with portfolio investments and investment techniques arising in the ordinary course of the Borrower’s business to the extent that such Debt is permissible under the Investment Company Act and consistent with the Borrower’s Investment Policies and Restrictions;

(g)	Debt in respect of reverse repurchase agreements; and

(h)	other Debt considered and approved by all the Banks on a case-by-case basis;

provided that in no event shall the Borrower (i) enter into or utilize Financial Contracts other than in the ordinary course of business for hedging or investment purposes in accordance with its Investment Policies and Restrictions, or (ii) borrow money or create leverage under any arrangement other than (A) from the Banks hereunder, (B) from the Custodian to the extent provided in clause (d) hereof, or (C) to the extent provided in clauses (f), (g) and (h) of this Section.

SECTION 5.08.     Liens. The Borrower will not create, assume, incur or suffer to exist any Lien on any of its assets (including the income and profits thereof) or segregate any of its assets (including the income and profits thereon) to cover any of its obligations, in each case whether such asset is now owned or hereafter acquired, except (a) Liens of the Agent, on behalf of itself and the Banks, created by or pursuant to any of the Security Documents or any of the other Loan Documents, (b) Liens (other than non-possessory Liens which pursuant to Applicable

Law are, or may be, entitled to take priority (in whole or in part) over prior, perfected, liens and security interests) for judgments or decrees, taxes, assessments or other governmental charges or levies the payment of which is not at the time required or is being contested in good faith, (c) Liens in favor of the Custodian granted pursuant to the Custody Agreement to secure obligations arising thereunder, and (d) Liens created in connection with the Borrower’s portfolio investments and investment techniques (and not for the primary purpose of borrowing money) to the extent permitted by the provisions of the Prospectus and the Investment Policies and Restrictions, provided that (i) the aggregate value of all of the Borrower’s assets subject to any Lien permitted by this clause (d) does not at any time exceed 30% of the Total Assets, and (ii) the aggregate value of all of the Borrower’s assets (other than assets of the Borrower subject to any Lien securing the Borrower’s obligations under its securities lending program) subject to any Lien permitted by this clause (d) does not at any time exceed 10% of the Total Assets.

SECTION 5.09.     Consolidations, Mergers and Sales of Assets. The Borrower will not consolidate or merge with or into any other Person, divide, or reorganize its assets into a non-series corporation or entity, nor will the Borrower sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of its assets to any other Person (in each case, whether in one transaction or a series of related transactions), except that the Borrower may sell its assets in the ordinary course of business as described in its Prospectus. The Borrower will not invest all of its investable assets in any other closed-end management investment company or otherwise employ a master-feeder or fund of funds investment structure or any other multiple investment company structure.

SECTION 5.10.    Use of Proceeds. The Borrower shall use the proceeds of the Loans, first, on the Effective Date, to pay the outstanding principal amount of all loans, together with accrued interest thereon, and all fees, indemnities and other amounts payable under the Existing Credit Agreement, and, thereafter, for its general business purposes, including, without limitation, the purchase of investment securities and temporary or emergency purposes, provided that in no event shall the proceeds of any Loan be used for (a) purposes which would violate any provision of any applicable statute, rule, regulation, order or restriction applicable to the Borrower or Regulation U or (b) anything other than its general corporate or working capital purposes2.

SECTION 5.11.     Compliance with Investment Policies and Restrictions. The Borrower will at all times comply with the Investment Policies and Restrictions, and will not make any investment, loan, advance or extension of credit inconsistent with the Investment Policies and Restrictions.

SECTION 5.12.     Non-Affiliation with Banks. The Borrower will not at any time become an Affiliate of any Bank or any Affiliate thereof known to the Borrower, and the Borrower will use its best efforts to ensure that none of its Affiliates is or becomes an Affiliate of any Bank or any Affiliate thereof known to the Borrower to be such.

2 ~~Language included for regulatory capital purposes~~

SECTION 5.13.    Regulated Investment Company. The Borrower will maintain its status as a “regulated investment company” under the Internal Revenue Code at all times and will make sufficient distributions to qualify to be taxed as a “regulated investment company” pursuant to subchapter M of the Internal Revenue Code.

SECTION 5.14.     No Subsidiary. The Borrower will not have at any time any Subsidiary.

SECTION 5.15.     ERISA. The Borrower will not become a member of any ERISA Group and will not have any liability in respect of any Benefit Arrangement, Plan or Multiemployer Plan subject to ERISA.

SECTION 5.16.     Fiscal Year. The Borrower will not change its fiscal year from that set forth in Section 4.13 hereof without prior written notice to the Banks.

SECTION 5.17.     Anti-Corruption Laws. (a) The Borrower will not, directly or knowingly indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in material violation of any Anti-Corruption Laws, (ii) to fund any activities or business of or with any Person, or in any country, region or territory that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (iii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor or otherwise, solely by virtue of such participation).

(b) The Borrower, through the Investment Adviser or otherwise, will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower and its directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 5.18.     Custodian. The Borrower will not change the Custodian without the prior written consent of the Required Banks.

SECTION 5.19.     Asset Coverage. The Borrower will not (a) immediately after giving effect to any Loan, permit the aggregate amount of Total Liabilities that are Senior Securities Representing Indebtedness to exceed 33 1/3% of Adjusted Net Assets, or (b) at any time permit the aggregate amount of Total Liabilities that are Senior Securities Representing Indebtedness to exceed 38% of Adjusted Net Assets.

SECTION 5.20.     Maximum Amount. The Borrower will not at any time permit the aggregate amount of its outstanding Debt to exceed the Maximum Amount.

SECTION 5.21.     Further Assurances. The Borrower shall execute and deliver all such documents and instruments, and take all such actions, as the Agent may from time to time reasonably request with respect to the transactions contemplated hereunder or under any of the other Loan Documents.

ARTICLE VI.
DEFAULTS

SECTION 6.01.     Events of Default. If one or more of the following events (“Events of Default”) shall have occurred and be continuing:

(a) the Borrower shall fail to pay when due (whether at maturity or any accelerated date of maturity or any other date fixed for payment or prepayment) (i) any interest on any Loan or any fees or any other amount payable hereunder or under any of the other Loan Documents within five (5) days of the due date therefor, or (ii) any principal of any Loan; or

(b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.01(a), (b), (c) or (d), 5.04(b), 5.05, 5.07, 5.08, 5.09, 5.10, 5.13, 5.14, 5.17, 5.18, 5.19, or 5.20; or

(c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement or any Loan Document (other than those covered by clauses (a) or
(b) above) and such failure shall continue unremedied for a period of ten (10) Domestic Business Days; or

(d) any representation, warranty, certification or statement made (or deemed made) by the Borrower in this Agreement or any other Loan Document or in any certificate, financial statement or other document delivered pursuant to this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made (or deemed made); or

(e) the Borrower shall fail to make any payment in respect of any Debt in an aggregate principal amount in excess of the Threshold Amount when due or within any applicable grace period; or

(f) any default or other similar event shall occur with respect to Debt of the Borrower in excess of the Threshold Amount which (i) results in the acceleration of the maturity of such Debt, (ii) enables the holder of such Debt or any Person acting on such holder’s behalf to accelerate the maturity thereof, or (iii) in the case of Debt arising under a Financial Contract, enables the other party thereto to terminate such Financial Contract;

(g) the Borrower shall seek the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any substantial part of its property, or shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or any of its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator or other similar official for it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or the Borrower shall make a general assignment for the benefit of creditors, or shall fail generally (or admit in writing its inability) to pay its debts as they become due, or shall take any action to authorize any of the foregoing; or

(h) an involuntary case or other proceeding shall be commenced against the Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against the Borrower under the federal bankruptcy laws as now or hereafter in effect; or

(i) a judgment or order for the payment of money in excess of the Threshold Amount shall be rendered against the Borrower and such judgment or order shall continue unsatisfied or unstayed for a period of thirty (30) days; or

(j) Investment Adviser Agreement shall terminate, or the Investment Adviser shall cease to be the investment adviser to the Borrower unless either (1) the successor thereto is an NB Group Control Person, or (2) all of the Banks shall have consented thereto (such consent not to be unreasonably withheld or delayed); or

(k) the investment adviser of the Borrower shall (i) consolidate with or merge into any other Person, unless it is the survivor or such other Person is an NB Group Control Person, or (ii) sell or otherwise dispose of all or substantially all of its assets; or

(l) the Agent for any reason shall cease to have a valid and perfected first priority security interest in the Collateral (as defined in the Security Agreement), free and clear of all Adverse Claims; or

(m) the Borrower’s shares of common stock shall be suspended from trading on NYSE American for more than four consecutive days upon which trading in shares generally occurs on such exchange, or shall be delisted; or

(n) any of the Investment Policies and Restrictions that may not be changed without the approval of stockholders of the Borrower are changed without the prior written consent of the Required Banks (which consent shall not be unreasonably withheld or delayed);

then, and in every such event, the Agent shall (i) if requested by Banks constituting Required Banks by notice to the Borrower terminate ~~one or more of~~ the Revolving Commitments, and they shall thereupon terminate, and (ii) if requested by Banks constituting Required Banks by notice to the Borrower declare the Loans (together with accrued interest thereon) to be, and the Loans (together with accrued interest thereon, the Term Loan Prepayment Indemnity and all other sums owing under the Loan Documents) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Borrower, automatically without any notice to the Borrower or any other act by the Agent or any Bank, the Revolving Commitments shall thereupon terminate and the Loans (together with accrued interest thereon, the Term Loan Prepayment Indemnity and all other sums owing under the Loan Documents) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

SECTION 6.02.     Remedies. No remedy herein conferred upon the Banks is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

ARTICLE VII.
THE AGENT

SECTION 7.01.     Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Notes and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. Any reference to an agent for the Banks in, or in connection with, any Loan Document shall be a reference to the Agent.

SECTION 7.02.     Action by Agent. The duties and responsibilities of the Agent hereunder are only those expressly set forth herein. The relationship between the Agent and the Banks is and shall be that of agent and principal only, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Bank. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default except as expressly provided in Article VI. The Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Agent by the Borrower or a Bank.

SECTION 7.03.     Consultation with Experts. The Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts. The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Covered Persons. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Covered Persons of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the credit facilities provided for herein as well as activities as Agent.

SECTION 7.04.     Liability of Agent. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to a Bank for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (a) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of the Borrower; (c) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to it; or (d) the validity, enforceability, effectiveness or genuineness of this Agreement, the Notes, the other Loan Documents or any other instrument or writing furnished in connection herewith or therewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine or to be signed by the proper party or parties. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of the Banks, the Agent may presume that such condition is satisfactory to the Banks unless the Agent shall have received notice to the contrary from a Bank within a reasonable period of time prior to the making of such Loan.

SECTION 7.05.     Indemnification. Each Bank shall, ratably in accordance with the sum of its outstanding Loans and unused Revolving Commitment Amount (or, if the Revolving Commitment shall have expired or terminated or the Loans been repaid, its Revolving Commitment Amount and Loans in effect immediately prior to such expiration, termination or repayment), indemnify the Agent and its Affiliates, officers, directors and employees (to the extent not reimbursed by the Borrower) for all claims, liabilities, losses, damages, costs, penalties, actions, judgments and expenses and disbursements of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel (collectively, the “Liabilities”) that such Person may suffer or incur in connection with this Agreement or any of the other Loan Documents or any action taken or omitted by such Person hereunder or thereunder, provided that no Bank shall have any obligation to indemnify any such Person against any Liabilities that are determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Person’s gross negligence or willful misconduct, provided that no action taken or not taken in accordance with the directions of the Required Banks shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section.

SECTION 7.06.     Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

SECTION 7.07.     Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any resignation of the Agent, the Required Banks shall have the right to appoint a successor Agent with, if no Event of Default has occurred and is continuing, the prior written consent of the Borrower, which consent shall not be unreasonably withheld or delayed. If no successor Agent shall have been so appointed by the Required Banks within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

SECTION 7.08.     Agent as Bank. In its individual capacity, State Street and any other Bank that serves as a successor Agent hereunder shall have the same obligations and the same rights, powers and privileges in respect of its Revolving Commitment~~(s)~~ and its ~~Loan(s)~~Loans as it would have were it not also the Agent.

SECTION 7.09.     Distribution by Agent. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making such distribution until its right to make such distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

SECTION 7.10.     Delinquent Banks. (a) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank that (i) willfully does not or (ii) does not as a result of a Failure (as defined below) (A) make available to the Agent its pro rata share of any Loan, or (B) comply with the provisions of Section 9.04 with respect to making dispositions and arrangements with the other Banks, where such Bank’s share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a “Delinquent Bank”) and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans, interest, fees and other amounts. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Banks, the Banks’ respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency. The provisions of this Section 7.10 shall not affect the rights of the Borrower against any such Delinquent Bank.

(b) For purposes of this Section 7.10, a “Failure” of a Bank shall mean (i) it shall seek the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any substantial part of its property, or shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator or other similar official for it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or (ii) it makes a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing, or (iii) an involuntary case or other proceeding shall be commenced against it seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it, or (iv) an order for relief shall be entered against it under the bankruptcy laws as now or hereafter in effect, or (v) it has become the subject of a Bail-In Action.

SECTION 7.11.     Withholding Tax. To the extent required by any Applicable Law, the Agent may withhold from any interest payment to any Bank an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Bank shall indemnify the Agent (but only to the extent that the Agent has not already been indemnified by the Borrower and without limiting the obligation of the Borrower to do so) fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.

SECTION 7.12.     Erroneous Payments. (a) If the Agent notifies a Bank, or any Person who has received funds on behalf of a Bank (any such Bank or other recipient, a “Payment Recipient”) that the Agent has determined in its sole discretion that any funds received by such Payment Recipient from the Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Agent, and such Payment Recipient shall (and shall cause any other Payment Recipient who received such funds on its behalf to) promptly, but in no event later than two (2) Domestic Business Days thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Agent to any Payment Recipient under this paragraph shall be conclusive, absent manifest error. If a Payment Recipient receives any payment, prepayment or repayment of principal, interest, fees, distribution or otherwise and does not receive a corresponding payment notice or payment advice, such payment, prepayment or repayment shall be presumed to be in error absent written confirmation from the Agent to the contrary.

(b) Each Bank hereby authorizes the Agent to set off, net and apply any and all amounts at any time owing to such Bank under any Loan Document, or otherwise payable or distributable by the Agent to such Bank from any source, against any amount due to the Agent under the immediately preceding paragraph or under the indemnification provisions of this Agreement.

(c) For so long as an Erroneous Payment (or portion thereof) has not been returned by any Payment Recipient who received such Erroneous Payment (or portion thereof) (such unrecovered amount, an “Erroneous Payment Return Deficiency”) to the Agent after demand therefor in accordance with the provisions of this Section 7.12, (i) the Agent may elect, in its sole discretion on written notice to such Bank, that all rights and claims of such Bank with respect to the Loans or other Obligations owed to it up to the amount of the corresponding Erroneous Payment Return Deficiency in respect of such Erroneous Payment (the “Corresponding Loan Amount”) shall immediately vest in the Agent upon such election; after such election, the Agent (x) may reflect its ownership interest in Loans in a principal amount equal to the Corresponding Loan Amount in the Register, and (y) upon five (5) Domestic Business Days’ written notice to such Bank, may sell such Loan (or portion thereof) in respect of the Corresponding Loan Amount, and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by such Bank shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Agent shall retain all other rights, remedies and claims against such Bank, and (ii) each party hereto agrees that, except to the extent that the Agent has sold such Loan, and irrespective of whether the Agent may be equitably subrogated, the Agent shall be contractually subrogated to all the rights of such Bank with respect to the Erroneous Payment Return Deficiency (such rights, the “Erroneous Payment Subrogation Rights”).

(d) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent or any of its Affiliates from such Borrower.

(e) No Payment Recipient shall assert any right or claim to an Erroneous Payment, and each hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(f) Each party’s obligations, agreements and waivers under this Section 7.12 with respect to the making of any Erroneous Payment shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Bank, the termination of the Revolving Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(g) Notwithstanding anything to the contrary herein or in any other Loan Document, neither the Borrower nor any of its Affiliates shall have any obligations or liabilities directly or indirectly arising out of this Section 7.12 in respect of any Erroneous Payment.

ARTICLE VIII.
CHANGE IN CIRCUMSTANCES

SECTION 8.01.     Additional Costs; Capital Adequacy. (a) If any new law, rule or regulation, or any change after the date hereof in the interpretation or administration of any Applicable Law, rule or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank or its Applicable Lending Office with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency in connection therewith issued, promulgated or enacted after the date hereof shall:

(i) subject any Bank (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Loan(s), its Note(s) or its Revolving Commitment~~(s)~~, or shall change the basis of taxation of payments to any Bank (or its Applicable Lending Office) of the principal of or interest on its Loan(s) or any other amounts due under this Agreement or its Revolving Commitment(s), in each case except for any tax on, or changes in the rate of tax on the overall net income of, or franchise taxes payable by, such Bank or its Applicable Lending Office imposed by the jurisdiction in which such Bank’s principal executive office or Applicable Lending Office is located; or

(ii) impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors ~~of the Federal Reserve System~~), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) any other condition affecting its Loan(s), its Note(s) or its Revolving Commitment~~(s)~~; or

(iii) impose on any Bank any other conditions or requirements with respect to this Agreement, the other Loan Documents, its Loan(s) or its Revolving Commitment~~(s)~~;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making, funding, issuing, renewing, extending or maintaining any Loan or Revolving Commitment, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, promptly upon demand by such Bank (and in any event within thirty (30) days after demand by such Bank) and delivery to the Borrower of the certificate required by clause (c) hereof (with a copy to the Agent), the Borrower shall pay to such Bank the additional amount or amounts as will compensate such Bank for such increased cost or reduction.

(b) If any Bank shall determine that any change after the date hereof in any existing Applicable Law, rule or regulation or any new law, rule or regulation regarding capital adequacy, or any change therein, or any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any new request or directive of general applicability regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency issued, promulgated or enacted after the date hereof, has or would have the effect of reducing the rate of return on capital of such Bank (or its parent corporation) as a consequence of such Bank’s Loans or obligations hereunder to a level below that which such Bank (or its parent corporation) could have achieved but for such law, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, promptly upon demand by such Bank (with a copy to the Agent) (and in any event within thirty (30) days after demand by such Bank) the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its parent corporation) for such reduction.

(c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder and the calculations used in determining such additional amount or amounts shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

SECTION 8.02.     Benchmark Replacement Setting.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, ~~upon the occurrence of~~if a Benchmark Transition Event, ~~the Agent and the Borrower may amend this Agreement to replace~~ and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark ~~with~~, then (x) if a Benchmark Replacement~~. Any such amendment with respect to a Benchmark Transition Event will become effective at~~ is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the ~~Agent has posted such proposed~~date notice of such Benchmark Replacement is provided to the Banks without any amendment to ~~all affected Lenders and the Borrower~~, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Agent has not received, by such time, written notice of objection to such ~~amendment from Lenders~~Benchmark Replacement from Banks comprising the Required ~~Lenders. No replacement of a Benchmark with a~~Banks. If the Benchmark Replacement ~~pursuant to this Section 8.02 will occur prior to the applicable Benchmark~~

~~Transition Start Date~~is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c) Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrower and the ~~Lenders~~Banks of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 8.02(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any ~~Lender~~Bank (or group of ~~Lenders~~Banks) pursuant to this Section 8.02, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 8.02.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a ~~SOFR Borrowing~~borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a ~~Borrowing~~borrowing of or conversion to Base Rate Loans. During a Benchmark Unavailability

Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

SECTION 8.03.     Illegality. If any future Applicable Law, rule, regulation, treaty or directive, or any change in any present or future Applicable Law, rule, regulation, treaty or directive, or any change in the interpretation or administration of any present or future Applicable Law, rule, regulation, treaty or directive by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any new directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Applicable Lending Office) to make, maintain or fund its ~~SOFR~~Fixed Rate Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, (a) the commitment of such Bank to make SOFR Loans or convert ~~Base Rate~~ Loans to SOFR Loans shall forthwith be suspended, and (b) such Bank’s Revolving Loans then outstanding as ~~SOFR~~Fixed Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of the Interest Period applicable to such ~~SOFR~~Fixed Rate Loans or within such earlier period as may be required by law. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Applicable Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding ~~SOFR~~Fixed Rate Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such ~~SOFR~~Fixed Rate Loan, together with accrued interest thereon and any amount payable by the Borrower pursuant to Section 8.06. Concurrently with prepaying each such ~~SOFR~~Fixed Rate Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related ~~SOFR~~Fixed Rate Loans of the other Banks), and such Bank shall make such Base Rate Loan.

SECTION 8.04.     ~~[Reserved]~~Rates; Conforming Changes.

(a) Rates. The Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Federal Funds Effective Rate, the Overnight Funding Rate, the Term SOFR Reference Rate or Term SOFR, or any component definition of any of the foregoing or rates referred to in the definition of any of the foregoing (collectively, the “Applicable Rates”), or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, any Applicable Rate or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Agent and its affiliates or other related entities may engage in transactions that affect the calculation of one or more Applicable Rates, any alternative, successor or replacement rate

(including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Agent may select information sources or services in its reasonable discretion to ascertain each Applicable Rate or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Bank or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

(b) Conforming Changes. In connection with the use or administration of Term SOFR, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Agent will promptly notify the Borrower and the Banks of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

SECTION 8.05.     Replacement Banks. Upon the election of any Bank to request reimbursement by the Borrower for amounts due under Section 8.01 or upon the suspension of any Bank’s obligation to make, convert to or continue SOFR Loans, the Borrower may find a replacement Bank which shall be reasonably satisfactory to the Agent and the Borrower (a “Replacement Bank”). Each Bank agrees that, should it be identified for replacement pursuant to this Section 8.05, it will promptly execute and deliver (against payment to such Bank of sums owing to it under the Loan Documents, whether or not then due, including the Term Loan Prepayment Indemnity) all documents and instruments reasonably required by the Borrower to assign such Bank’s Loan(s) and Revolving Commitment~~(s)~~ to the applicable Replacement Bank.

SECTION 8.06.     Indemnity. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any ~~Loans for which the applicable interest rate is determined by reference to a Benchmark for any Interest Period (each a “~~Fixed Rate Loan~~”)~~ as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain such Fixed Rate Loans, (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion relating thereto in accordance with Section 2.02 or (c) the making of any payment of a Fixed Rate Loan or the making of any conversion of any such Fixed Rate Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Loans.

SECTION 8.07.     Change of Law. For the avoidance of doubt and notwithstanding anything herein to the contrary, for all purposes of this Agreement, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of law) and (ii) pursuant to Basel III, all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of law), shall in each case be deemed to be a change in law regardless of the date enacted, adopted, issued, promulgated or implemented.

SECTION 8.08.     Inability to Determine Rates. Subject to Section 8.02, if, on or prior to the first day of any Interest Period for any SOFR Loan:

(a) the Agent determines in good faith and in a commercially reasonable manner (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof, or

(b) the Required Banks determine in good faith and in a commercially reasonable manner that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Term SOFR with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Banks of making and maintaining such Loan, and the Required Banks have provided notice of such determination to the Agent, the Administrative Agent will promptly so notify the Borrower and each Bank.

Upon notice thereof by the Agent to the Borrower, any obligation of the Banks to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert other types of Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans) until the Agent (with respect to clause (b), at the instruction of the Required Banks) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans) or, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected Fixed Rate Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 8.06. Subject to Section 8.02, if the Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Agent without reference to clause (i)(a) of the definition of “Base Rate” until the Agent revokes such determination. The Agent agrees that promptly after it shall have determined, with respect to any notice given by it under this Section, that the circumstance or circumstances that gave rise to such notice no longer exist, the Agent shall revoke such notice.

ARTICLE IX.
MISCELLANEOUS

SECTION 9.01.     Notices. (a) All notices, requests, consents and other communications under the Loan Documents to any party hereto (each a “Notice”) shall be in writing (including facsimile transmission or similar writing) and shall be given to such party at its address or facsimile number set forth on Schedule 1 attached hereto or by approved electronic communication in accordance with Section 9.01(b). Each Notice shall be deemed to have been given when received. Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in paragraph (c).

(b) Notices made by the Borrower consisting of requests for loans or notices of repayments hereunder or items referred to in Sections 5.01(a), (b), (c), (d) and (f) hereof may be delivered or furnished by e-mail or other electronic communication (including internet or intranet websites) pursuant to procedures approved by the Agent, unless the Agent, in its discretion, has previously notified the Borrower otherwise. In furtherance of the foregoing, each Bank hereby agrees to notify the Agent in writing, on or before the date such Bank becomes a party to this Agreement, of such Bank’s e-mail address to which a notice may be sent (and from time to time thereafter to ensure that the Agent has on record an effective e-mail address for such Bank). Each of the Agent and the Borrower may, in its discretion, agree to accept other Notices to it under the Loan Documents by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular Notices. None of the Agent, any Bank, nor any of the directors, officers, employees, agents or Affiliates of the Agent or any Bank or the Borrower shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed through telecommunications, electronic or other information transmission systems in connection with the Loan Documents or the transactions contemplated hereby or thereby.

(c) Unless the Agent otherwise prescribes, (i) Notices sent to an e-mail address shall be deemed to have been given when received by the Agent or any Bank, as applicable, and (ii) if agreed to pursuant to paragraph (b), above, financial information posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such Notice is available and identifying the website address therefor, provided that, for both clauses (i) and (ii) above, if such Notice is not sent during the normal business hours of the recipient, such Notice shall be deemed to have been sent at the opening of business on the next Domestic Business Day for the recipient.

(d) Any party hereto may change its address, facsimile number or e-mail address for Notices under the Loan Documents by notice to the other parties hereto.

(e) The Borrower hereby acknowledges that: (i) the Agent may make available to the Banks Specified Materials by posting some or all of the Specified Materials on an Electronic Platform approved by the Borrower, (ii) the distribution of materials and information through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with any such distribution, (iii) the Electronic Platform is provided and used on an “as is,” “as available” basis, and (iv) neither the Agent nor any of its Affiliates warrants the accuracy, completeness, timeliness, sufficiency or sequencing of the Specified Materials posted on the Electronic Platform. The Agent, on behalf of itself and its Affiliates, expressly and specifically disclaims, with respect to the Electronic Platform, delays in posting or delivery, or problems accessing the specified materials posted on the Electronic Platform, and any liability for any losses, costs, expenses or liabilities that may be suffered or incurred in connection with the Electronic Platform. No representation or warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by Agent or any of its Affiliates in connection with the Electronic Platform.

                        (f)     Each Bank hereby agrees that notice to it in accordance with this Section 9.01 specifying that any Specified Materials have been posted to the Electronic Platform shall, for purposes of the Loan Documents, constitute effective delivery to such Bank of such Specified Materials.

(g) Each Bank: (i) acknowledges that the Specified Materials, including information furnished to it by the Borrower or the Agent pursuant to, or in the course of administering, the Loan Documents, may include material, non-public information concerning the Borrower or its securities, and (ii) confirms that: (A) it has developed compliance procedures regarding the use of material, non-public information; and (B) it will handle such material, non-public information in accordance with such procedures and Applicable Laws, including federal and state securities laws.

SECTION 9.02.     No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Notes shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 9.03.     Expenses; Documentary Taxes; Indemnification. (a) The Borrower shall promptly pay (i) all reasonable out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation, negotiation and closing of this Agreement and the Loan Documents, the syndication of and the administration of the facility established hereby, any waiver or consent hereunder or any amendment hereof or thereof or any waiver of any Default or alleged Default, and any termination hereof or thereof and (ii) if a Default occurs, all reasonable out-of-pocket expenses incurred by the Agent and each Bank, including reasonable fees and disbursements of counsel (including reasonable allocated costs of in-house counsel), in connection with such Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Borrower shall indemnify each Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.

(b) The Borrower agrees to indemnify the Agent, each Bank, and each of their Affiliates, and the officers, directors and employees of the Agent, each Bank, and each such Affiliate (each, a “Covered Person”) and hold each Covered Person harmless from and against any and all Liabilities which may be incurred by or asserted or awarded against such Covered Person, in each case arising out of or in connection with any investigative, administrative or judicial proceeding (whether or not such Covered Person shall be designated a party thereto) relating to or arising out of this Agreement or the Loan Documents or any actual or proposed use of proceeds of Loans hereunder, provided that no Covered Person shall have the right to be indemnified hereunder for Liabilities that are determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Covered Person’s gross negligence or willful misconduct.

SECTION 9.04.     Set Off. During the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrower and any Collateral (as defined in the Security Agreement) in the possession of any such Bank may be applied to or set off by such Bank against the payment of the Obligations. Each of the Banks agrees with each other Bank that if such Bank shall receive from the Borrower whether by voluntary payment, exercise of the right of set off, counterclaim, cross action, or enforcement of a claim based on the Obligations owing to such Bank by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Obligations owing to such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Obligations owed to all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Obligations owing to it its proportionate payment thereof as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

SECTION 9.05.     Amendments and Waivers. ~~Any~~Except as otherwise expressly provided herein, any provision of this Agreement or any of the other Loan Documents may be amended, waived, supplemented or otherwise modified if, but only if, contained in a written agreement signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such agreement shall (i) increase the Revolving Commitment Amount ~~or the Term Commitment Amount~~ of any Bank without the written consent of such Bank, (ii) reduce the principal amount of any Loan, or reduce the rate of any interest, the Term Loan Prepayment Indemnity or reduce any fees, payable under the Loan Documents, without the written consent of each Bank affected thereby, (iii) postpone the Termination Date, or the date of any payment, for any Loan or any interest or any fees payable under the Loan Documents, or reduce the amount of, waive or excuse any such payment, without the written consent of each Bank affected thereby, (iv) change any provision hereof in a manner that would alter the pro rata sharing of payments required hereby or the pro rata reduction of the amount of any Revolving Commitment required hereby, without the written consent of each Bank affected thereby, (v) change any of the provisions of this Section or the definition of the term “Required Banks” or any other provision hereof specifying the number or percentage of Banks required to waive, amend, supplement or otherwise modify any rights hereunder, without the written consent of each Bank, (vi) change the definition of the term “Required Revolving Banks” or any other provision hereof specifying the number or percentage of Revolving Banks required to waive, amend, supplement or otherwise modify any rights hereunder, without the written consent of each Revolving Bank, (vii) change the currency in which Loans are to be made or payment under the Loan Documents is to be made, or add additional borrowers, in each case without the written consent of each Bank, or (viii) release all or substantially all of the Collateral (as defined in the Security Agreement) from the liens thereunder (except as may be expressly provided in the applicable Security Document), without the consent of each Bank, and provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent without the prior written consent of the Agent. No delay or omission on the part of any Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of such Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

SECTION 9.06.     Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all of the Banks (and any attempted assignment or transfer by the Borrower without such consent shall be null and void).

(b) Any Bank may at any time grant to one or more commercial banks (each a “Participant”) participating interests in ~~one or more of~~ its ~~Commitments~~Revolving Commitment or Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder, including, without limitation, the right to approve any amendment, restatement, supplement or other modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any amendment, restatement, supplement or other modification or waiver of this Agreement described in clauses (i), (ii), (iii), (iv), (v), (vi) and (vii) of Section 9.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest; provided that no Participant shall be entitled to receive an amount greater than its pro rata share of any amount the selling Bank would have received hereunder had no participation been sold. An assignment or other transfer which is not permitted by clause (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this clause (b).

(c) Subject to clause (f) below, any Bank may at any time assign to one or more financial institutions (each an “Assignee”) all, or a proportionate amount of at least $5,000,000 of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Acceptance (each an “Assignment and Acceptance”) in substantially the form of Exhibit E attached hereto executed by such Assignee and such transferor Bank, with, if no Default has occurred and is continuing, the written consent of the Borrower, which consent shall not be unreasonably withheld or delayed, and of the Agent, which consent shall not be unreasonably withheld or delayed; provided that no such consent of the Borrower or the Agent shall be required if the Assignee is a Control Affiliate of the transferor Bank. Upon acceptance and recording of an Assignment and Acceptance pursuant to Section 9.06(h), from and after the effective date specified therein, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of, and shall be considered for all purposes, a Bank under this Agreement and (B) the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank’s rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 8.01 and Section 9.03 hereof, as well as to any fees accrued for its account and not yet paid).  Upon the consummation of any assignment pursuant to this clause (b), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the Assignor and the Assignee. In connection with each such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $3,500. If the Assignee is not organized under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Agent the tax forms required by Section 2.11. The Assignee shall, prior to the date of consent of the Borrower to the assignment deliver to the Borrower and the Agent a certification as to exemption from deduction or withholding of any United States Federal income taxes in accordance with Section 2.11 hereof (and thereafter shall be subject to the requirements thereof).

(d) Without notice to or consent of any Person, any Bank may at any time assign all or any portion of its rights under this Agreement, its Notes, and the other Loan Documents to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

(e) No Assignee, Participant or other transferee of any Bank’s rights shall be entitled to receive any greater payment under Section 8.01 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower’s prior written consent.

(f) No Person may become an Assignee pursuant to clause (c) above if that Person is an Affiliate of the Borrower.

(g) The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Boston, Massachusetts a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks, the Revolving ~~Commitment Amount and the Term~~ Commitment Amount of, and principal amounts of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Bank at any reasonable time and from time to time upon reasonable prior notice.

(h) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Bank and an assignee, an administrative questionnaire (in such form as supplied by the Agent) completed in respect of the assignee (unless the assignee shall already be a Bank hereunder), the administrative fee referred to in Section 9.06(c) and, if required, the written consent of the Borrower and the Agent to such assignment and any applicable tax forms, the Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) revise Schedule 1 to reflect such Assignment and Acceptance and circulate such revised Schedule 1 to the Banks and the Borrower, which revised Schedule 1 shall be deemed to be a part hereof and shall be incorporated by reference herein. No assignment shall be effective unless it has been recorded in the Register as provided in this Section 9.06(h).

SECTION 9.07.     Governing Law; Submission to Jurisdiction. This Agreement and each of the other Loan Documents are contracts under the laws of the Commonwealth of Massachusetts and shall for all purposes be construed in accordance with and governed by the laws of Commonwealth of Massachusetts, without regard to conflict of laws principles that would require the application of the laws of another jurisdiction. Each of the Borrower, the Banks and the Agent agrees that any suit for the enforcement of this agreement or any of the other Loan Documents or any other action brought by such person arising hereunder or in any way related to this agreement or any of the other Loan Documents whether sounding in contract, tort, equity or otherwise, shall be brought in the courts of the Commonwealth of Massachusetts or a federal court sitting therein, and consents to the exclusive jurisdiction of such court and the service of process in any suit being made upon such person by mail at the address specified in Section 9.01. Each of the Borrower, the Banks and the Agent hereby waives any objection that it may now or hereafter have to the venue of any suit brought in Boston, Massachusetts or any court sitting therein or that a suit brought therein is brought in an inconvenient court.

SECTION 9.08.     WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Except to the extent prohibited by law, the Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (a) certifies that no representative, agent or attorney of any Bank or the Agent has represented, expressly or otherwise, that such Bank or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Agent and the Banks have been induced to enter into this Agreement and the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

SECTION 9.09.     Confidential Material. (a) Each Bank agrees that any information, documentation or materials provided by the Borrower or the Borrower’s Affiliates, employees, agents or representatives (“Representatives”) disclosing the portfolio holdings of the Borrower or disclosing other non-public information in relation to this Agreement or the other Loan Documents (“Confidential Material”), whether before or after the date of this Agreement, shall be treated confidentially, using the same degree of care that such Bank uses to protect its own similar material.

(b) Confidential Material may be disclosed to Representatives of each Bank in connection with the transactions contemplated herein or in connection with managing the relationship of such Bank or its Affiliates with the Borrower but shall not be disclosed to any third party and may not be used for purposes of buying or selling securities, including shares issued by the Borrower; provided that the Banks may disclose Confidential Material to (i) the

~~Federal Reserve~~ Board of Governors pursuant to applicable rules and regulations promulgated by the ~~Federal Reserve~~ Board of Governors (which, as of the Effective Date, require a filing of a list of all Margin Stock which directly or indirectly secures a Loan), (ii) the extent required by statute, rule, regulation or judicial process, (iii) counsel for any of the Banks or the Agent in connection with this Agreement or any of the other Loan Documents, (iv) bank examiners and auditors, service providers, and accountants, in each case that are contractually bound to maintain the confidentially of such Confidential Material either due to such party owing the Banks a duty of trust and confidentiality (e.g., auditors) or under terms no less stringent than the terms of this Agreement, or (v) any Assignee or Participant (or prospective Assignee or Participant) as long as such Assignee or Participant (or prospective Assignee or Participant) first agrees to be bound by the provisions of this Section 9.09. Notwithstanding anything to the contrary contained in this Section, any information that would, but for this sentence, constitute Confidential Material shall cease to be Confidential Material (1) if clearly marked “Confidential”, after the third anniversary of the date such information was first received by the Agent or any Bank, or (2) in all other cases, after the second anniversary of the date such information was first received by the Agent or any Bank.

Each Bank agrees to promptly provide such information as is reasonably requested by the Borrower in order for the Borrower to monitor (as required by Applicable Law) whether the Bank’s use of Confidential Material complies with this Section 9.09.

SECTION 9.10.     USA Patriot Act. Each Bank that is subject to the Patriot Act (as hereinafter defined) and the Agent (for itself and not on behalf of any Bank) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Bank or the Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.

SECTION 9.11.     Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges, the Term Loan Prepayment Indemnity and other amounts that are treated as interest on such Loan under Applicable Law (collectively the “charges”), shall exceed the maximum lawful rate (the “maximum rate”) that may be contracted for, charged, taken, received or reserved by the Bank holding such Loan in accordance with Applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all of the charges payable in respect thereof, shall be limited to the maximum rate and, to the extent lawful, the interest and the charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated, and the interest and the charges payable to such Bank in respect of other Loans or periods shall be increased (but not above the maximum rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Bank.

SECTION 9.12.     Survival. The provisions of Sections 7.05, 9.03 and 9.09 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or other termination of the Revolving Commitments or the termination of any Loan Document or any provision thereof.

SECTION 9.13.     Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)     the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 9.14.     Miscellaneous. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and each of the other Loan Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

SECTION 9.15.     Certain ERISA Matters. (a) Each Bank (x) represents and warrants, as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(i) such Bank is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Revolving Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Revolving Commitments and this Agreement,

(iii) (A) such Bank is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Bank to enter into, participate in, administer and perform the Loans, the Revolving Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Revolving Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 8414 and (D) to the best knowledge of such Bank, the requirements of subsection (a) of Part I of PTE
84-14 are satisfied with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Revolving Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Bank.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Bank or (2) a Bank has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Bank further (x) represents and warrants, as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Agent is not a fiduciary with respect to the assets of such Bank involved in such Bank’s entrance into, participation in, administration of and performance of the Loans, the Revolving Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

(c)     For purposes of this Section 9.17, the following terms have the following meanings:

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

SECTION 9.16.     Acknowledgement Regarding any Supported QFCs. To the extent that any Loan Document (i) constitutes a QFC (such Loan Document, a “Loan Document QFC”), or (ii) provides support, through a guarantee or otherwise, for any Loan Document QFC, any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that such Loan Document and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under such Loan Document that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and such Loan Document were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a ~~Defaulting Lender~~Delinquent Bank shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)      As used in this Section 9.16, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

[the remainder of this page has been intentionally left blank]

~~IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.~~

~~NEUBERGER BERMAN REAL ESTATE SECURITIES INCOME FUND INC.~~

By:
 ~~Name:~~
 ~~Title:~~

~~STATE STREET BANK AND TRUST~~
~~COMPANY, as a Bank and as the Agent~~

By:
 ~~Name:~~
 ~~Title:~~

~~Neuberger Berman Real Estate Securities Income Fund Inc. - Amended and Restated Credit Agreement~~

SCHEDULE 1

Addresses for Notices, Lending Offices, Commitment Amounts and Commitment Percentages

BORROWER~~:~~

~~NEUBERGER BERMAN REAL ESTATE SECURITIES INCOME FUND INC.~~

~~Address for Notices:~~

~~Neuberger Berman Real Estate Securities Income Fund Inc.~~
~~1290 Avenue of the Americas New York, NY 10104~~
~~Attn: General Counsel, Mutual Funds Tel: 646-497-4798~~
~~Fax: 646-758-4791~~
~~E-mail: corey.issing@nb.com~~

~~with a copy to:~~

~~Attn: Treasurer – Mutual Funds Tel: 212-476-8995~~
~~Fax: 646-537-3995~~
jmcgovern@nb.com ~~and frosato@nb.com~~

~~with a copy to:~~

~~Attn: Secretary Tel: 646-497-4652~~
~~Fax: 212-476-5782~~
~~E-mail: cbrandon@nb.com~~

~~and~~

~~Art Delibert, Esq. Jennifer Gonzalez, Esq. K&L Gates LLP~~
~~1601 K Street, NW Washington, DC 20006~~
~~Tel: 202-778-9042/202-778-9286 Fax: 202-778-9100~~
~~E-mail: arthur.delibert@klgates.com/ jennifer.gonzalez@klgates.com~~

[Reserved]

Pricing Procedures

~~Term Loan Prepayment Indemnity Excel Spreadsheet~~

Summary report: Litera Compare for Word 11.2.0.54 Document comparison done on 12/19/2022 7:01:34 PM
Style name: Firm
Intelligent Table Comparison: Active
Original DMS: iw://usa-dms.onefirm.law/USA/606040379/1
Modified DMS: iw://usa-dms.onefirm.law/USA/606040379/4
Changes:
Add	294
~~Delete~~	311
~~Move From~~	0
Move To	0
Table Insert	0
~~Table Delete~~	1
Table moves to	0
~~Table moves from~~	0
Embedded Graphics (Visio, ChemDraw, Images etc.)	0
Embedded Excel	0
Format changes	0
Total Changes:	606